Execution Copy



                            ASSET PURCHASE AGREEMENT

                                 BY AND BETWEEN

                            MONONGAHELA POWER COMPANY

                                       AND

                         COLUMBUS SOUTHERN POWER COMPANY



                           DATED AS OF AUGUST 2, 2005



2362706v6.doc

                                TABLE OF CONTENTS


                                    ARTICLE I
                                   DEFINITIONS

1.1      Definitions...........................................................1
         -----------

                                   ARTICLE II
                                PURCHASE AND SALE

2.1      Acquired Assets.......................................................1
         ---------------
2.2      Excluded Assets.......................................................3
         ---------------
2.3      Assumed Obligations...................................................4
         -------------------
2.4      Retained Obligations..................................................5
         --------------------
2.5      Assignment of Tangible Personal Property Leases.......................6
         -----------------------------------------------
2.6      Hull Tower and Tower Lease............................................7
         --------------------------

                                   ARTICLE III
                                 PURCHASE PRICE

3.1      Purchase Price........................................................7
         --------------
3.2      Post-Closing True-Up..................................................8
         --------------------
3.3      Allocation of Purchase Price.........................................10
         ----------------------------

                                   ARTICLE IV
                                   THE CLOSING

4.1      Time and Place of Closing............................................11
         -------------------------
4.2      Payment of Purchase Price............................................11
         -------------------------
4.3      Deliveries by Seller.................................................12
         --------------------
4.4      Deliveries by Buyer..................................................12
         -------------------

                                    ARTICLE V
                    REPRESENTATIONS AND WARRANTIES OF SELLER

5.1      Organization; Power and Authority....................................13
         ---------------------------------
5.2      Authority............................................................13
         ---------
5.3      Consents and Approvals; No Violation.................................13
         ------------------------------------
5.4      Company Reports......................................................15
         ---------------
5.5      Statement of Net Book Value of the Acquired Assets...................15
         --------------------------------------------------
5.6      Undisclosed Liabilities..............................................16
         -----------------------
5.7      Absence of Certain Changes or Events.................................16
         ------------------------------------
5.8      Property Related Matters.............................................16
         ------------------------
5.9      Insurance............................................................17
         ---------
5.10     Environmental Matters................................................18
         ---------------------
5.11     Regulation as a Utility..............................................19
         -----------------------
5.12     Labor Matters........................................................19
         -------------
5.13     Employee Benefit Plans...............................................20
         ----------------------
5.14     Contracts............................................................21
         ---------
5.15     Legal Proceedings, Etc...............................................23
         ----------------------
5.16     Compliance with Permits and Laws.....................................23
         --------------------------------
5.17     Tax Matters..........................................................23
         -----------

5.18     Related Party Matters................................................24
         ---------------------
5.19     Intellectual Property................................................24
         ---------------------
5.20     Fees and Commissions.................................................24
         --------------------

                                   ARTICLE VI
                     REPRESENTATIONS AND WARRANTIES OF BUYER

6.1      Power and Authority..................................................24
         -------------------
6.2      Authority............................................................25
         ---------
6.3      Consents and Approvals; No Violation.................................25
         ------------------------------------
6.4      Availability of Funds................................................26
         ---------------------
6.5      Legal Proceedings, Etc...............................................26
         -----------------------
6.6      Qualified Buyer......................................................26
         ---------------
6.7      Fees and Commissions.................................................26
         --------------------
6.8      Inspections..........................................................26
         -----------

                                   ARTICLE VII
                            COVENANTS OF THE PARTIES

7.1      Conduct of Business Prior to the Closing.............................26
         ----------------------------------------
7.2      Access to Information................................................28
         ---------------------
7.3      Consents and Approvals...............................................30
         ----------------------
7.4      Further Assurances...................................................31
         ------------------
7.5      Public Statements....................................................33
         -----------------
7.6      Expenses 33
         --------
7.7      Tax Matters..........................................................33
         -----------
7.8      Employees............................................................35
         ---------
7.9      Name of the Ohio T&D Business After the Effective Time...............37
         ------------------------------------------------------
7.10     Applicable Insurance.................................................37
         --------------------
7.11     Certain Notices; Information.........................................39
         ----------------------------
7.12     Transition Services Agreement........................................39
         -----------------------------
7.13     Transmission Agreements..............................................39
         -----------------------
7.14     Cooperation..........................................................40
         -----------
7.15     Other Agreements.....................................................40
         ----------------
7.16     Accounts Receivable and Allowance for Uncollectible Accounts.........41
         ------------------------------------------------------------

                                  ARTICLE VIII
                                   CONDITIONS

8.1      Conditions to Each Party's Obligations to Effect the Transactions....41
         -----------------------------------------------------------------
8.2      Conditions to Obligations of Buyer...................................41
         ----------------------------------
8.3      Conditions to Obligations of Seller..................................43
         -----------------------------------

                                   ARTICLE IX
                            SURVIVAL; INDEMNIFICATION

9.1      Survival of Representations and Warranties...........................44
         ------------------------------------------
9.2      Indemnification......................................................44
         ---------------
9.3      Defense of Claims....................................................47
         -----------------
9.4      Disclaimers..........................................................48
         -----------

                                    ARTICLE X
                           TERMINATION AND ABANDONMENT

10.1     Termination..........................................................49
         -----------
10.2     Procedure and Effect of Termination..................................49
         -----------------------------------

                                   ARTICLE XI
                            MISCELLANEOUS PROVISIONS

11.1     Amendment and Modification...........................................50
         --------------------------
11.2     Waiver of Compliance; Consents.......................................50
         ------------------------------
11.3     Notices..............................................................50
         -------
11.4     Assignment...........................................................51
         ----------
11.5     Rights Under This Agreement; No Third Party Beneficiaries............52
         ---------------------------------------------------------
11.6     Governing Law........................................................52
         -------------
11.7     Counterparts.........................................................52
         ------------
11.8     Interpretation; Construction.........................................52
         ----------------------------
11.9     Schedules and Exhibits...............................................52
         ----------------------
11.10    Entire Agreement.....................................................53
         ----------------
11.11    Arbitration..........................................................53
         -----------
11.12    Waiver of Jury Trial.................................................54
         --------------------



Exhibit A         Definitions
Exhibit B         Form of Dismissal Pleadings for PUCO Litigation
Exhibit C         Ohio Regulatory Filing
Exhibit D         Form of Assignment and Assumption Agreement
Exhibit E         Form of FIRPTA Affidavit
Exhibit F         Form of Lease Agreement
Exhibit G         Power Sales Agreement
Exhibit H         Form of Limited Warranty Deed
Exhibit I         Forms of Easement Assignment
Exhibit J         Form of Transition Services Agreement
Exhibit K         Form of Tower Lease Agreement

                            ASSET PURCHASE AGREEMENT

     This ASSET PURCHASE AGREEMENT, dated as of August 2, 2005 (this "Agreement"), is made by and between Monongahela Power Company, an Ohio
 ---------
corporation ("Seller") and Columbus Southern Power Company, an Ohio corporation
              ------
(the "Buyer").

     A. Seller is engaged in the business of transmitting and distributing electric power for retail and wholesale customers, providing electric default generation service to retail customers, providing related services and products and engaging in related activities in the State of Ohio (the "Ohio T&D
                                                              --------
Business").
--------

     B. Seller desires to sell and assign, and Buyer desires to purchase and assume the Acquired Assets (as defined herein) and the Assumed Obligations (as defined herein), which together constitute substantially all of the assets currently used by Seller in the Ohio T&D Business and substantially all of the liabilities arising out of the ownership or operation of the Acquired Assets, as defined herein except as otherwise noted herein, upon the terms and subject to the conditions set forth herein.

     C. Seller and Buyer wish to enter into the Related Agreements (as defined herein) to facilitate the transactions contemplated hereby.

     NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements hereinafter set forth, the parties hereto agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

     1.1 Definitions. Defined terms used in this Agreement have the meanings
         -----------
specified in this Agreement or in Exhibit A.
                                  ---------

                                   ARTICLE II
                                PURCHASE AND SALE

     2.1 Acquired Assets. On the terms and subject to the conditions of this
         ---------------
Agreement, at the Closing, Seller will sell, assign, convey, transfer and deliver to Buyer, and Buyer will purchase, assume and acquire from Seller all of Seller's right, title and interest in and to the assets used by Seller in the Ohio T&D Business as of the Effective Time, except for the assets expressly excluded in Section 2.2 (the "Acquired Assets"), including the assets more
            -----------       ---------------
specifically described below:

     (a) the real property described on Schedule 2.1(a), together with all
                                        ---------------
substations and other buildings, facilities, fixtures and improvements thereon and appurtenances thereto (the "Owned Real Property");
                                -------------------

     (b) all transmission and distribution lines, including poles, wires and installed equipment (overhead and underground), owned by Seller in the State of Ohio, including those described on Schedule 2.1(b) (the "Transferred Lines");
                                   ---------------       -----------------

     (c) all Easements benefiting Seller covering lands in the State of Ohio and used by Seller or held for use by Seller in the Ohio T&D Business (the "Transferred Easements");
 ---------------------

     (d) the Shell, Harmer and Gorsuch substations located on certain of the Transferred Easements (including the buildings, facilities, fixtures and improvements thereon and appurtenances thereto) (the "Easement Substations" and
                                                      --------------------
together with the Owned Real Property, the "Substation Property");
                                            -------------------

     (e) all Inventories located at the Marietta service center;

     (f) all owned machinery (mobile or otherwise), equipment (including computer, office and communications equipment), tools, furniture and furnishings and other personal property (not considered Inventory) that are located on the Substation Property and used by Seller or held for use by Seller primarily in the Ohio T&D Business (the "Tangible Personal Property");
                            --------------------------

     (g) all Contracts that relate exclusively to the Ohio T&D Business, including operating agreements, franchise agreements, facilities agreements, interconnect agreements, interchange agreements, borderline agreements, encroachment agreements, pole attachment agreements that provide for non-tariff rates, joint-use agreements, and any Contracts that relate exclusively to the Ohio T&D Business that are entered into by Seller in accordance with the terms of Section 7.1 (collectively, the "Transferred Contracts");
   -----------                     ---------------------

     (h) all customer lists and customer information databases (including, without limitation, customer load data); books and records (including all books and records maintained in accordance with the FERC's Uniform System of Accounts), meter reading and service data; operating and maintenance records; warranty information; and engineering design plans, blueprints and as-built plans and specifications and procedures, in each case, to the extent specifically related to the Ohio T&D Business and in Seller's possession or in the possession of any third parties within Seller's reasonable control or influence;

     (i) all Permits of Seller that relate exclusively to the Acquired Assets or the Ohio T&D Business;

     (j) all unexpired warranties relating to the Acquired Assets;

     (k) all Current Assets, including the Transferred Accounts Receivable and other amounts prepaid by Seller to third parties, as of the Effective Time;

     (l) the Transferred Allowance as of the Effective Time;

     (m) the Regulatory Asset as of the Effective Time;

     (n) all claims of Seller against third parties relating to the Acquired Assets to the extent not primarily related to any Excluded Asset or Retained Obligation;

     (o) all Intellectual Property described in Schedule 2.1(o) (the "Acquired
                                                                      --------
Intellectual Property");
---------------------

     (p) rights to CRRs to which Seller is entitled as an LSE for the service territory relating to the Ohio T&D Business pursuant to the PJM Agreements, including (i) all Auction Revenue Rights to which Seller is entitled that are allocable to that service territory and (ii) all Financial Transmission Rights to which Seller is entitled that are allocable to that service territory based on that service territory's load ratio share of the peak load of Allegheny's PJM Load Zone pursuant to the PJM Agreements; and

     (q) rights to serve the existing certified service territory of Seller pursuant to Ohio Revised Code section 4933.81 et seq.

     2.2 Excluded Assets. Notwithstanding anything to the contrary in this
         ---------------
Agreement, nothing in this Agreement will constitute a transfer to Buyer, or will be construed as conferring on Buyer, and Buyer will not acquire, any right, title or interest in or to any of the following (collectively, the "Excluded
                                                                    --------
Assets"):
------

     (a) any asset of Seller that is not used by Seller in the Ohio T&D Business and any real property of Seller owned in fee that is not listed on Schedule 2.1(a), including the former Duck Creek and Westview substations, the Marietta service center, the future Coal Run substation and the Hull microwave tower site (which properties are Excluded Assets) and the buildings, facilities, fixtures and improvements thereon and appurtenances thereto;

     (b) all Inventories not located at the Marietta service center;

     (c) the Retained Accounts Receivable as of the Effective Time;

     (d) the Retained Allowance as of the Effective Time;

     (e) cash and cash equivalents (other than customer deposits, other amounts prepaid by third parties), including cash held pursuant to money pool arrangements;

     (f) any tangible asset of Seller that is not regularly located in the State of Ohio;

     (g) all Intellectual Property other than the Intellectual Property described on Schedule 2.1(o) (the "Retained Intellectual Property"); provided,
             --------------        ------------------------------
however, that the Buyer may use the Retained Intellectual Property as provided in Section 7.9;
   -----------

     (h) the Seller PPA Agreements, the Grandfathered Contracts, retail electrical service agreements, the Related Agreements, and Seller's settlement agreement, dated June 24, 2003, with Buckeye Power, Inc. and Seller's pole attachment agreements related to the Ohio T&D Business that provide for tariff rates;

     (i) all rights of Seller as lessee under leases described on Schedule
                                                                  --------
2.2(i) of machinery (mobile or otherwise), vehicles, equipment (including
------
computer, office and communications equipment), and other personal property that are located on the Substation Property and used by Seller or held for use by Seller primarily in the Ohio T&D Business, (the "Tangible Personal Property
                                                 --------------------------
Leases," provided that any equipment, vehicles or other personal property
------
covered by such Tangible Personal Property Leases will be deemed an Acquired Asset to the extent assigned in accordance with Section 2.5;
                                                -----------

     (j) all assets disposed of by Seller after the date of this Agreement, to the extent this Agreement does not prohibit the disposition;

     (k) all personnel records of Seller and its Affiliates relating to Transferring Employees other than Transferring Employee Records and other records that are required to be disclosed by applicable Laws, subpoena or legal or regulatory process;

     (l) all intercompany agreements between Seller and an Affiliate of Seller and all accounts owing by and among Seller and any of its Affiliates, whether or not any such intercompany agreement or account relates to the provision of goods and services, payment arrangements, intercompany charges or balances, or the like;

     (m) subject to Section 7.7, all rights to refunds of Taxes with respect to
                    -----------
the Ohio T&D Business or the Acquired Assets attributable to taxable periods, or portions thereof, ending prior to or as of the Effective Time, and any rights to refunds of Taxes with respect to any assets, properties or operations of Seller or any of its Affiliates;

     (n) all insurance policies, bonds, letters of credit or similar items, and any cash surrender value in regard thereto, including deposits made by Seller with regard to workers' compensation coverage, and any and all claims related to any of the foregoing;

     (o) all assets attributable to or related to Benefit Plans;

     (p) all Contracts that would be Transferred Contracts but for the fact that they relate to business outside the State of Ohio that does not constitute the Ohio T&D Business (the "Shared Contracts"); and
                        ----------------

     (q) power sales agreements, swaps, hedges and other financial instruments and other non-operational agreements not listed on Seller's Disclosure Schedules.

     2.3 Assumed Obligations. On the terms and subject to the conditions of this
         -------------------
Agreement, at the Closing, Buyer will assume and agree to discharge, without recourse to Seller, all of the liabilities and obligations of Seller, direct or indirect, known or unknown, absolute or contingent, whether arising before, on or after the Effective Time, to the extent arising out of or related to the ownership or operation of the Acquired Assets, except for the liabilities and obligations excluded in Section 2.4 or as otherwise expressly provided in this
                        -----------
Agreement (the "Assumed Obligations"). The Assumed Obligations include:
                -------------------

     (a) all liabilities and obligations (other than Taxes) associated with or attributable to the Owned Real Property, the Transferred Lines, the Tangible Personal Property, the Tangible Personal Property Leases (to the extent assigned under Section 2.5), the Transferred Easements, the Transferred Contracts, the
      -----------
Permits that relate exclusively to the Acquired Assets or the Permits that relate exclusively to the Ohio T&D Business, and all liabilities and obligations relating to or arising under any tariffs to which the Ohio T&D Business is subject, including tariffs being reviewed or processed by the applicable Governmental Entity, subject to the terms and conditions of each;

     (b) the Regulatory Liability as of the Effective Time;

     (c) all liabilities and obligations with respect to workers' compensation claims related to the Transferring Employees arising at or after the Effective Time, except to the extent any such liability or obligation is retained by Seller pursuant to Section 2.4(i);
                   -------------

     (d) except to the extent otherwise provided in Section 7.8, all liabilities
                                                    -----------
and obligations with respect to the Transferring Employees that arise after the Hire Date of such Transferring Employee;

     (e) all liabilities and obligations to the extent arising out of or related to the ownership or operation of the Acquired Assets arising under or in any way related to any Environmental Laws or other Laws (including those that come into effect at or after the Effective Time);

     (f) all customer advances, customer deposits and construction advances, and all advances or deposits for unperformed service obligations, Easement relocation obligations, and engineering and construction required to complete scheduled construction, construction work in progress, and all other capital expenditure projects and obligations, in each case specifically related to the Acquired Assets and outstanding at the Effective Time;

     (g) all Current Liabilities, other than Accounts Payable, as of the Effective Time; and

     (h) all of Seller's obligations to provide default electric service in the State of Ohio.

     2.4 Retained Obligations. Notwithstanding anything to the contrary in this
         --------------------
Agreement, Buyer will not assume or be obligated to pay, perform or otherwise discharge the following liabilities or obligations of Seller (collectively, the "Retained Obligations"):
 --------------------

     (a) all liabilities and obligations of Seller arising out of or related to the Excluded Assets;

     (b) all Tax liabilities and obligations to the extent arising out of or related to the ownership or operation of Acquired Assets or the operations of the Ohio T&D Business attributable to taxable periods, or portions thereof, ending before or as of the Effective Time;

     (c) all liabilities and obligations with respect to current and former employees of Seller other than the liabilities and obligations related to Transferring Employees described in Section 2.3(c), and, except as provided in
                                    --------------
Section 7.8, severance benefits of such employees;

     (d) all liabilities and obligations of Seller, any Seller Subsidiary or any ERISA Affiliate of Seller relating to any Benefit Plan including but not limited to any such liability (i) relating to benefits payable under any Benefit Plan;
(ii) relating to the Pension Benefit Guaranty Corporation under Title IV of ERISA; (iii) relating to a multi-employer plan; (iv) with respect to non-compliance with the notice and benefit continuation requirements of COBRA;
(v) with respect to any noncompliance with ERISA or any other applicable laws; or (vi) with respect to any suit, proceeding or claim that is brought against Seller, Buyer, any Benefit Plan, or any fiduciary or former fiduciary of any such Benefit Plan;

     (e) all obligations (including Encumbrances) of Seller with respect to the mortgage bonds and any other existing indebtedness for money borrowed by Seller

(including items due to Seller's Affiliates), including indebtedness described on Schedule 2.4(e) and including any indebtedness for money borrowed by Seller
   --------------
on or after the date hereof;

     (f) all Accounts Payable as of the Effective Time;

     (g) all liabilities and obligations under or related in any way to any Environmental Laws to the extent arising out of or relating to: (i) the disposal or arrangement for disposal of Hazardous Substances arising out of the operation of the Ohio T&D Business or the Acquired Assets prior to the Effective Time at any real properties or storage or disposal facilities not located on the Substation Property or the Transferred Easements; or (ii) the Release of Hazardous Substances arising out of the operation of the Ohio T&D Business prior to the Effective Time at any real property formerly owned or operated by Seller or at any real property included in the Excluded Assets;

     (h) all liabilities and obligations under or related in any way to pending litigation or regulatory actions involving Seller or any of Seller's Affiliates;

     (i) all liabilities and obligations with respect to workers' compensation claims related to the Transferring Employees arising or made prior to the Effective Time; and

     (j) all liabilities and obligations of Seller arising out of or related to the ownership or operation of the Acquired Assets prior to the Effective Time to the extent and only to the extent covered and paid by insurance proceeds received by Seller (in an amount not to exceed $22 million per occurrence) in respect of the Applicable Insurance, or that would have been received by Seller (in an amount not to exceed $22 million per occurrence) but for the fact that
(A) the insurer under the Applicable Insurance is insolvent or (B) Seller has failed to comply with the covenants set forth in Section 7.10(f), and in any
                                                 ---------------
case associated with claims made by third parties prior to the fifth anniversary of the Effective Time. For the avoidance of doubt, this Retained Obligation as stated above does not include the $3 million self-insured retention under the Applicable Insurance.

     2.5 Assignment of Tangible Personal Property Leases To the extent
         -----------------------------------------------
requested by Buyer, Seller will use its commercially reasonable efforts to assign to Buyer at the Closing Seller's rights under the Tangible Personal Property Leases, including seeking to obtain any required consents to such assignments from the lessor(s) to such Tangible Personal Property Leases. In the event Seller is unable to assign any of the Tangible Personal Property Leases (or the portion thereof relating to the Ohio T&D Business) as of the Closing as a result of the failure to obtain any consent of any lessor under any such Tangible Personal Property Lease, it will notify Buyer promptly that it will not be able to assign such Tangible Personal Property Lease (or such portion thereof) to Buyer at the Closing. Any personal property, equipment or vehicles transferred to Buyer pursuant to this Section 2.5 will be deemed an "Acquired
                                      -----------                    --------
Asset" for all purposes under this Agreement.
-----

     2.6 Hull Tower and Tower Lease. Buyer shall have the right to place
         --------------------------
equipment on Seller's Hull microwave tower. Buyer must exercise such right within three (3) years after the Closing Date. Upon the exercise of such right, Buyer shall have the right to use the Hull Tower as described in this Section

2.6 on commercially reasonable terms and conditions to be agreed by the parties. On the Closing Date, Buyer and Seller shall enter into the Tower Lease Agreement in the form attached hereto as Exhibit K.
                               ---------

                                  ARTICLE III
                                 PURCHASE PRICE

     3.1 Purchase Price.
         --------------

     (a) In consideration of the sale, assignment, conveyance, transfer and delivery to Buyer of the right, title and interest as of the Effective Time of Seller in the Acquired Assets, Buyer will (i) pay to Seller at Closing an aggregate amount equal to the Purchase Price and (ii) assume, as of the Effective Time, the Assumed Obligations.

     (b) As used in this Agreement, "Purchase Price" means the Net Book Value of
                                     --------------
the Acquired Assets as of the Effective Time plus $10,000,000 less Seller's share of Property Taxes prorated to Seller pursuant to the provisions of Section 7.7(h)(i).

     (c) Not less than ten (10) Business Days prior to the Closing Date, Seller will prepare and deliver to Buyer a certificate (the "Purchase Price
                                                      --------------
Certificate") of an authorized officer of Seller setting forth Seller's best
-----------
good faith estimate of the Net Book Value of the Acquired Assets as of the Effective Time. The Purchase Price Certificate shall be prepared on the same basis and in the same format as the Statement of Net Book Value of the Acquired Assets as of March 31, 2005 is presented on Schedule 5.5. The Purchase Price to
                                            ------------
be paid at Closing shall be in the amount set forth in the Purchase Price Certificate.

     (d) From and after the delivery of the Purchase Price Certificate until the Closing, Buyer will be permitted to review Seller's working papers relating to the preparation of the Purchase Price Certificate, and Seller will provide Buyer with reasonable access to the persons involved in preparing or reviewing the Purchase Price Certificate. The purpose of such review will be to allow Buyer to review changes to the Net Book Value of the Acquired Assets from March 31, 2005 to the Effective Time. Buyer further acknowledges and agrees with respect to the Net Book Value of the Acquired Assets as of March 31, 2005 that Buyer has had the opportunity to review and concur with the accounting methods and procedures underlying the calculations of such Net Book Value of the Acquired Assets to Buyer's full satisfaction. Notwithstanding the foregoing, Seller acknowledges that Buyer has had a limited opportunity to review the accounting methods and procedures relating to the Regulatory Asset and Regulatory Liability. Buyer's acknowledgement in this Section 3.1(d) shall not limit, waive or otherwise
                        --------------
modify any of Seller's representations and warranties provided in this Agreement.

     3.2 Post-Closing True-Up.
         --------------------

     (a) Seller will deliver, no later than sixty (60) days after the Effective Time, Seller's determination of the Net Book Value of the Acquired Assets as of the Effective Time (the "Closing Statement"). The Closing Statement shall be
                         -----------------
prepared on the same basis as the Statement of Net Book Value of the Acquired Assets as of March 31, 2005 presented on Schedule 5.5 and at the level of detail
                                         ------------
as set forth on and consistent with Schedule 3.2(a) (provided that the amounts
                                    ---------------
of the Regulatory Asset and Regulatory Liability set forth in the Closing Statement shall equal the amounts set forth in the Purchase Price Certificate and shall not be subject to adjustment), and shall be subject to the limitations and qualifications set forth in Section 3.1(d). Buyer will cooperate with Seller
                                --------------
in connection with the preparation of the Closing Statement and related information, and will provide to Seller access to such books, records, personnel and other information as may be reasonably requested from time to time.

     (b) Buyer may dispute the Closing Statement or any item set forth thereon; provided, however, that Buyer will notify Seller in writing of any disputed item, and the basis of such dispute, within thirty (30) days of Buyer's receipt of the Closing Statement (the "Closing Statement Review Period"); and provided,
                               -------------------------------
further, that Buyer's dispute of any item set forth on the Closing Statement shall be limited to changes in the Net Book Value of the Acquired Assets between March 31, 2005 and the Effective Time except for such items that are fixed in amount for purposes of Section 3.2(a) and the Closing Statement. During the
                       -------------
Closing Statement Review Period, Buyer may review Seller's working papers relating to the Closing Statement, and Seller will provide Buyer with reasonable access to persons involved in preparing or reviewing the Closing Statement. In the event of a dispute with respect to any part of the Closing Statement, Buyer and Seller will use reasonable efforts to reconcile their differences. If Buyer and Seller are unable to reach a resolution of such differences within thirty
(30) days of receipt of Buyer's written notice of dispute to Seller, Buyer and Seller will submit the amounts remaining in dispute for determination and resolution to the Independent Accounting Firm, which will be instructed to apply the dispute resolution procedures set forth in Section 11.11 (except that an
                                               -------------
Independent Accounting Firm Partner selected pursuant to the procedures outlined in this Section 3.2(b) shall determine and resolve the matter rather than an
        --------------
arbitrator selected pursuant to the provisions of Section 11.11 relating to
                                                  -------------
arbitrator selection) and issue a report stating its determinations and resolutions regarding the amounts disputed, with such report being final, binding and conclusive on the parties hereto with respect to the amounts disputed (such determination, an "Independent Accounting Firm Closing Statement
                                  ---------------------------------------------
Determination"). Seller and Buyer will each make available to the Independent
-------------
Accounting Firm all work papers, books and records relating to the Ohio T&D Business to the extent relevant to the determination of amounts set forth on the Closing Statement.

     The Independent Accounting Firm shall, within five (5) Business Days of its agreement to resolve the disputed items submitted to it, provide to Buyer and Seller the names and resumes of at least three partners of the Independent Accounting Firm (which resumes shall include a description of each such individual's substantial experience in the preparation and audit of financial statements of corporations engaged in businesses similar to the Ohio T&D Business and a disclosure of each such individual's existing or prior business and/or personal relationships (if any) with Buyer, Seller or any employees or counsel of any such Person) who are willing to serve as the individual responsible for determining and resolving the matters submitted by Buyer and Seller to the Independent Accounting Firm (such person, the "Independent
                                                             -----------
Accounting Firm Partner"). If, on or before the third Business Day after their
-----------------------
receipt of the information called for by the preceding sentence, Buyer and Seller have been unable after good faith negotiation to agree upon and select one of the individuals so identified to act as the Independent Accounting Firm Partner, then Buyer and Seller shall each have the right on or before the fifth Business Day after their receipt of such information to deliver to the Independent Accounting Firm a confidential communication striking any or all of the individuals previously identified as a potential Independent Accounting Firm Partner as to whom an existing business and/or personal relationship was disclosed pursuant to the preceding sentence, and/or striking no more than one of the other individuals previously identified as a potential Independent Accounting Firm Partner. The Independent Accounting Firm shall then proceed to select the Independent Accounting Firm Partner from among the previously identified individuals who have not been stricken from consideration; if all such previously identified individuals are so stricken, the Independent Accounting Firm shall designate at least three additional partners who are eligible to serve as the Independent Accounting Firm Partner and the forgoing selection procedure shall be repeated until an Independent Accounting Firm Partner is selected.

     (c) The Closing Statement and the Net Book Value of the Acquired Assets set forth thereon will be adjusted (i) in accordance with any amount mutually agreed to in writing by Seller and Buyer with respect to any item set forth on the Closing Statement or (ii) in accordance with any Independent Accounting Firm Closing Statement Determination. As used herein, the term "Final Amount" means,
                                                           ------------
as applicable, (x) the Net Book Value of the Acquired Assets set forth on the Closing Statement, as so adjusted pursuant to either clause (i) and/or (ii) of the immediately preceding sentence, as applicable, or (y) if Buyer fails to dispute in writing the Net Book Value of the Acquired Assets set forth on the Closing Statement within the Closing Statement Review Period, the computation of such Net Book Value of the Acquired Assets set forth on the Closing Statement. The fees and disbursements of the Independent Accounting Firm with respect to this Section 3.2 will be allocated between Buyer and Seller so that Buyer's
     -----------
share of such fees and disbursements will be in the same proportion that the aggregate amount of such disputed amounts so submitted by Buyer to the Independent Accounting Firm that is unsuccessfully disputed by Buyer (as finally determined by the Independent Accounting Firm) bears to the total amount of all disputed amounts so submitted by Buyer to the Independent Accounting Firm.

     (i) If the Net Book Value of the Acquired Assets set forth on the Purchase Price Certificate exceeds the Final Amount, Seller will pay Buyer the difference promptly, but no later than five (5) days following the final determination of such Final Amount under Section 3.2(c), by wire transfer of immediately
                        -------------
available funds to an account designated by Buyer.

     (ii) If the Net Book Value of the Acquired Assets set forth on the Purchase Price Certificate is less than the Final Amount, Buyer will pay Seller the difference promptly, but no later than five (5) days following the final determination of such Final Amount under Section 3.2(c), by wire transfer of
                                         --------------
immediately available funds to an account designated by Seller.

     (iii) If the Net Book Value of the Acquired Assets set forth on the Purchase Price Certificate equals the Final Amount, no payment will be made under this Section 3.2(c).
           --------------

     (d) Any amount paid under Section 3.2(c) will be paid with interest for the
                               --------------
period beginning on the Closing Date and ending on the day preceding the date of payment, calculated at the applicable prime rate of Citibank N.A. as in effect on the Closing Date (the "Applicable Rate") and will, to the maximum extent
                          ---------------
allowed by applicable Laws, constitute an adjustment to the Purchase Price.

     3.3 Allocation of Purchase Price. Buyer and Seller agree that the Purchase
         ----------------------------
Price shall be allocated among the Acquired Assets, in accordance with Section 1060 of the Code and the Treasury Regulations thereunder, as set forth on
Schedule 3.3 (the "Allocation"). Buyer shall prepare a post-Closing allocation
------------       ----------
("Post-Closing Allocation") taking into account any post-Closing adjustment to
  -----------------------
the Purchase Price pursuant to Section 3.2 and consistent with the methods and
                               -----------
allocations used in the Allocation within thirty (30) days following any adjustment to the Purchase Price pursuant to Section 3.2 and shall deliver such
                                             -----------
proposed Post-Closing Allocation to Seller for Seller's review and comment. If Seller does not object in writing to the proposed Post-Closing Allocation, it shall be deemed to be accepted by Seller as proposed by Buyer. If Seller objects to the Allocation, Seller shall provide Buyer written reasons for Seller's objection(s) with ten (10) days following delivery of the proposed Post-Closing Allocation. Buyer and Seller shall use their commercially reasonable efforts to agree upon such Post-Closing Allocation. If agreement cannot be reached with twenty (20) days of the Buyer's receipt of Seller's written objections, the parties shall resolve the disagreement in accordance with the arbitration provisions of Section 11.11 (except that an Independent Accounting Firm Partner
              -------------
selected pursuant to the procedures outlined in Section 3.2(b) shall determine
                                                --------------
and resolve the matter rather than an arbitrator selected pursuant to the provisions of Section 11.11 relating to arbitrator selection). Buyer and Seller
              -------------
shall (i) file Internal Revenue Service Form 8594 and all federal, state and local Tax Returns, in accordance with such agreed allocation, and (ii) report the transactions contemplated by this Agreement for Tax purposes in a manner consistent with the final allocation of the Purchase Price (as the same may be adjusted) pursuant to this Section 3.3. Buyer and Seller shall provide the other
                           -----------
promptly with any other information reasonably required to complete Form 8594. Pursuant to the provisions of Section 7.7, Buyer and Seller will notify the
                              -----------
other in the event of an examination, audit or other proceeding regarding the agreed upon allocation of the Purchase Price (as the same may be adjusted).

                                   ARTICLE IV
                                   THE CLOSING

     4.1 Time and Place of Closing.
         -------------------------

     (a) Upon the terms and subject to the satisfaction or waiver of the conditions contained in Article VIII of this Agreement, the closing of the
                        ------------
transactions contemplated by this Agreement (the "Closing") will take place at
                                                  -------
the offices of Squire, Sanders & Dempsey L.L.P. in Columbus, Ohio on the last Business Day of the calendar month in which the conditions contained in Article
                                                                        -------
VIII have been satisfied or waived for at least five (5) Business Days prior to
----
such last Business Day of the calendar month (other than those conditions that by their nature are to be satisfied or waived at the Closing, but subject to the satisfaction or waiver at the Closing of such conditions), or at such other place or time as the parties may agree in writing. The date on which the Closing actually occurs is hereinafter referred to as the "Closing Date." The Closing
                                                   ------------
Date shall not occur prior to December 30, 2005. The Closing shall be effective (the "Effective Time") at 11:59 p.m., Eastern Prevailing Time, on the last
      --------------
calendar day of the month in which the Closing Date occurs. Risk of loss with respect to the Acquired Assets shall transfer to Buyer at the Effective Time.

     (b) If the Closing occurs on December 30, 2005, the Buyer and Seller shall execute and deliver all closing deliveries into escrow at the Closing on

December 30, 2005. Following such Closing into escrow, Buyer and Seller shall convene a telephone conference on December 31, 2005 at a time mutually agreed upon by Buyer and Seller at which time Seller shall certify whether or not the condition set forth in Section 8.2(a) remains satisfied at the time such call is convened. In the event that Seller certifies that such condition remains satisfied at such time, Buyer shall promptly (and in any event within two hours) provide Seller with an executed letter authorizing the release of Buyer's closing deliveries from escrow and instructing the financial institution in possession of the escrow account described in Section 4.2 to release the escrow
                                              -----------
funds to an account designated by Seller as provided in Section 4.2. In the
                                                        -----------
event that Seller is unable to certify to Buyer that the condition in Section 8.2(a) remains satisfied at such time, unless the Buyer and Seller agree otherwise, the Closing of December 30, 2005 shall be deemed to not have occurred.

     4.2 Payment of Purchase Price. Upon the terms and subject to the
         -------------------------
satisfaction of the conditions contained in this Agreement, Buyer will pay to Seller at the Closing an aggregate amount in United States dollars equal to the Purchase Price as estimated in the Purchase Price Certificate by wire transfer of immediately available funds to an account designated by Seller to Buyer at least two (2) Business Days prior to the Closing Date. In the event that the Closing occurs on December 30, 2005, Buyer will pay to Seller at the Closing an aggregate amount in United States dollars equal to the Purchase Price by wire transfer of immediately available funds to an escrow account of a financial institution proposed by Seller on the terms and conditions of an escrow agreement to be mutually agreed upon by Buyer and Seller. Buyer and Seller agree that all fees and costs of the escrow agent shall be shared equally by Buyer and Seller. If the Closing occurs as evidenced by Buyer's instruction letter as contemplated in Section 4.1(b), the Purchase Price, including any interest
                --------------
earned thereon, shall be payable to Seller. If the Closing does not occur as a result of Seller's inability to certify the condition in Section 8.2(a) as
                                                         --------------
contemplated in Section 4.1(b), the Purchase Price, plus any interest earned
                --------------
thereon, shall be returned to Buyer.

     4.3 Deliveries by Seller. At the Closing, Seller will deliver, or cause to
         --------------------
be delivered, the following to Buyer:


          (a) The Related Agreements, duly executed by Seller and any Affiliates of Seller that are party thereto;

          (b) The Transfer Consents and all consents, waivers or approvals obtained by Seller with respect to the Seller Third-Party Consents and those consents and approvals described in Section I of Schedule 5.3(b);
                                                            ---------------

          (c) Transferring Employee Records; and

          (d) Fully executed pleadings in the form attached hereto as Exhibit B,
                                                                      ---------
     ready for filing in order to dismiss, with prejudice, (i) Seller's lawsuit pending at the Federal District Court for the Southern District of Ohio, Eastern Division, Case No. C2-04-084, Monongahela Power Co. v. Schriber, et al and (ii) Seller's appeal pending at the Ohio Supreme Court in Case No. 05-392, Monongahela Power Co. v. Pub. Util. Comm'n of Ohio, such pleadings to be held in escrow by Porter, Wright, Morris & Arthur for filing immediately upon payment of the portion of the Purchase Price to be paid on the Closing Date;

          (e) Evidence satisfactory to Buyer, that Seller discharged and obtained full release of all Encumbrances created by or arising through Seller and affecting the Acquired Assets;

          (f) Copies of the documents and information described in Section
                                                                   -------
     2.1(g); and
     ------

          (g) Such other agreements, documents, instruments and writings as are required to be executed and delivered by Seller at or prior to the Closing pursuant to the terms of this Agreement or that may be reasonably requested by Buyer in connection with the transfer to Buyer of the Acquired Assets.

     4.4 Deliveries by Buyer. At the Closing, Buyer will deliver, or cause to be
         -------------------
delivered, the following to Seller or its designees:

          (a) The Purchase Price as estimated in the Purchase Price Certificate by wire transfer or transfers of immediately available funds to the account designated pursuant to Section 4.2;
                            -----------

          (b) The Related Agreements, duly executed by Buyer and any Affiliates of Buyer that are party thereto;

          (c) All consents, waivers or approvals obtained by Buyer as described in Section I of Schedule 6.3(b);
                     ---------------

          (d) All Tax certificates and Tax forms applicable to the transfers contemplated by this Agreement, including direct pay permits and Tax exemption certificates; and

          (e) Such other agreements, documents, instruments and writings as are required to be executed and delivered by Buyer at or prior to the Closing pursuant to the terms of this Agreement or that may be reasonably requested by Seller in connection with the assumption by Buyer of the Assumed Obligations.

                                   ARTICLE V
                    REPRESENTATIONS AND WARRANTIES OF SELLER

     Except as set forth in the disclosure schedules attached to this Agreement, Seller hereby represents and warrants to Buyer as follows:

     5.1 Organization; Power and Authority.
         ---------------------------------

          (a) Seller is a corporation duly organized, validly existing and in good standing under the laws of Ohio.

          (b) Seller has all requisite corporate power and authority to own, lease, and operate the assets used in the Ohio T&D Business except where the failure to have such power and authority, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

     5.2 Authority. Seller has full corporate power and authority to execute and
         ---------
deliver this Agreement and the Related Agreements and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Related Agreements and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by the Board of Directors of Seller and no other corporate proceedings on the part of Seller are necessary to authorize this Agreement or the Related Agreements or to consummate the transactions contemplated hereby and thereby. This Agreement and the Related Agreements have been duly and validly executed and delivered by Seller, and, assuming that this Agreement and the Related Agreements constitute valid and binding agreements of Buyer, constitute valid and binding agreements of Seller, enforceable against Seller in accordance with their respective terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles (the "Bankruptcy and Equity
                                                         ---------------------
Exception").
---------

     5.3 Consents and Approvals; No Violation.
         ------------------------------------

          (a) Other than obtaining the consents of third parties set forth on
     Schedule 5.3(a) (the "Seller Third-Party Consents"), the Seller Required
     ---------------       ---------------------------
     Regulatory Approvals and the Buyer Required Regulatory Approvals, neither the execution and delivery of this Agreement and the Related Agreements by Seller, the sale by Seller of the Acquired Assets pursuant to this Agreement, the assignment by Seller of the Assumed Obligations pursuant to this Agreement, nor Seller's performance under this Agreement or the Related Agreements will: (i) conflict with or result in any breach of any provision of the Certificate of Incorporation or Bylaws of Seller; (ii) require Seller or any of its Affiliates to obtain any consent, approval, authorization or permit of, or require Seller or any of its Affiliates to make any filing with or provide any notice to, any Governmental Entity, except (x) where Seller's failure to obtain such consent, approval, authorization or Permit, or to make such filing or notification, would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect or (y) for those requirements that become applicable to Seller as a result of the specific regulatory status of Buyer (or any of its Affiliates) or as a result of any other facts that specifically relate to the business or activities in which Buyer (or any of its Affiliates) is or proposes to be engaged; (iii) result in a default (or give rise to any right of termination, cancellation or acceleration) under any Contract to which Seller is a party or by which Seller or any of the Acquired Assets, may be bound, except for such defaults (or rights of termination, cancellation or acceleration) as to which requisite waivers or consents have been obtained or will have been obtained prior to Closing or which would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; or (iv) violate any Order applicable to Seller or any of the Acquired Assets.

          (b) Except for the consents and approvals listed in Schedule 5.3(b)
                                                              ---------------
     (the "Seller Required Regulatory Approvals"), no declaration, filing or
           ------------------------------------
     registration with, or notice to, or authorization, consent or approval of, any Governmental Entity is necessary for the consummation by Seller (or its Affiliates) of the transactions contemplated hereby or by the Related Agreements, other than such declarations, filings, registrations, or notices that, if not obtained or made, would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

     5.4 Company Reports.
         ---------------

          (a) Seller has made available to Buyer each registration statement, report, proxy statement or information statement (other than preliminary materials) filed by Seller with the SEC for periods beginning on or after January 1, 2004, each in the form (including exhibits and any amendments thereto) filed with the SEC prior to the date hereof (collectively, the "Seller SEC Reports"), and Seller has filed all forms, reports and
      ------------------
     documents required to be filed by it with the SEC pursuant to relevant securities statutes, regulations, policies and rules as applicable to such periods. As of their respective dates, the Seller SEC Reports, (i) were prepared in accordance with the applicable requirements of the Securities Act, the Exchange Act, and the rules and regulations thereunder and complied with the then applicable accounting requirements and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading except for such statements, if any, as have been modified by subsequent filings with the SEC prior to the date hereof; provided, however, that this representation shall be deemed true and correct to the extent that any such material misstatement or omission relates to matters other than, and does not affect, the Ohio T&D Business.

          (b) For periods beginning on or after January 1, 2002, Seller has filed or caused to be filed with the Ohio Commission all forms, statements, reports and documents (including all exhibits, amendments and supplements thereto) required to be filed by Seller with respect to the business and operations of Seller (as it relates to the Ohio T&D Business), all of which complied in all material respects with all applicable requirements of the rules and regulations of the Ohio Commission as in effect on the date each such report was filed.

          (c) Each of the consolidated balance sheets included in or incorporated by reference into the Seller SEC Reports (including the related notes and schedules) fairly presents in all material respects the consolidated financial position of the Seller as of its date and each of the consolidated statements of operations, cash flows and stockholder's equity included in or incorporated by reference into the Seller SEC Reports (including any related notes and schedules) fairly presents in all material respects the results of operations, cash flows or changes in stockholders' equity, as the case may be, of the Seller for the periods set forth therein (subject, in the case of unaudited statements, to such exceptions as may be permitted by Form 10-Q of the SEC), in each case in accordance with GAAP, except as may be noted therein.

          (d) The books and records of Seller have been maintained in accordance with GAAP and the FERC's Uniform System of Accounts applied on a consistent basis in accordance with Seller's past practice as reflected on Schedule
                                                                     --------
     5.5.
     ---

     5.5 Statement of Net Book Value of the Acquired Assets. Attached hereto as
         --------------------------------------------------
Schedule 5.5 is a statement of the Net Book Value of the Acquired Assets as of
------------
March 31, 2005 (the "Statement of Net Book Value of the Acquired Assets"). The
                     --------------------------------------------------
Statement of Net Book Value of the Acquired Assets (A) is unaudited and derived from the records and consolidated financial statements of Seller, (B) has been prepared based upon amounts derived from the records of Seller that have been maintained in accordance with GAAP and the FERC's Uniform System of Accounts, and (C) has been prepared on the basis of internal direct or indirect allocations of certain assets and liabilities between the states in which Seller operates in a manner consistent with Sellers' historical practice.

     5.6 Undisclosed Liabilities. Except for (i) the Liabilities set forth in
         -----------------------
Schedule 5.6, (ii) Liabilities reflected or reserved against in the Statement of
------------
Net Book Value of the Acquired Assets at March 31, 2005, and (iii) Liabilities incurred after March 31, 2005 that, individually or in a series of related transactions, would not reasonably be expected to result in a Liability of $500,000 or more, Seller has not incurred any Liabilities that will be Assumed Obligations as of the Effective Time.

     5.7 Absence of Certain Changes or Events. Since December 31, 2004, Seller
         ------------------------------------
has operated the Ohio T&D Business in the ordinary course consistent with past practices and except as set forth in Schedule 5.7, there has not occurred any
                                     ------------
event, occurrence or conditions that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

     5.8 Property Related Matters.
         ------------------------

          (a) The Acquired Assets are free and clear of all Encumbrances created by or arising through Seller other than (i) Encumbrances that are to be released at or prior to the Closing and (ii) Permitted Encumbrances (except for those described in clause (c) of the definition thereof);

          (b) Seller has good and valid title to the Substation Property free and clear of all Encumbrances other than (i) Encumbrances that are to be released at or prior to the Closing and (ii) Permitted Encumbrances (except for those described in clause (c) of the definition thereof).

          (c) Seller has good and valid title to the Acquired Assets described in Sections 2.1(b), (c), (e), (f), (h) and (k) and good and valid title or
        -------------------------------------------
     the right to use, as applicable, the Acquired Assets described in Section
                                                                       -------
     2.1(o), in each case, free and clear of all Encumbrances other than
     ------
     Permitted Encumbrances.

          (d) Schedule 5.8(d) contains a complete and accurate list and summary
              ---------------
     description of the service centers and substations located in the State of Ohio used in the Ohio T&D Business.

          (e) The buildings on the Substation Property are in good operating condition relative to their age and use and have been maintained in accordance with Good Utility Practices. The Tangible Personal Property and the Transferred Lines are in good operating condition relative to their age and use and have been maintained in accordance with Good Utility Practices.

          (f) To Seller's knowledge, no surveys have been obtained with respect to the Substation Property in the three years prior to the date of this Agreement and no title opinions or policies of title insurance are currently in force with respect to the Substation Property.

          (g) No condemnation or eminent domain proceeding against any part of the Substation Property or the other Transferred Easements is pending or, to the knowledge of Seller, threatened.

          (h) There are no public improvements that have been ordered to be made and/or that not been previously assessed, and there are no special, general or other assessments pending, threatened against, or affecting any parts of the Substation Property or any of the other Transferred Easements.

          (i) All of the Inventories on the Substation Property consist of a quality, and is not more than the quantity, usable in the ordinary course of business.

          (j) Except for the real property interests included in the Excluded Assets, the Substation Property and the other Transferred Easements represent all of the material real property interests used by Seller or held for use by Seller in connection with the Ohio T&D Business and necessary to conduct the Ohio T&D Business as conducted on the date of this Agreement.

          (k) Except for the Excluded Assets, the Buyer Required Regulatory Approvals and as described in Schedule 5.8(k), the Acquired Assets include
                                   ---------------
     all the assets and, to Seller's knowledge, the rights necessary to conduct the Ohio T&D Business as conducted by Seller on the date of this Agreement.

          (l) There are no encroachments onto the Owned Real Property of any improvement on any adjoining property, and there are no encroachments onto any adjoining property of any improvements on the Owned Real Property that materially impact the operation of the Ohio T&D Business on such parcel of Owned Real Property.

     5.9 Insurance. Material policies of fire, liability, worker's compensation
         ---------
and other forms of insurance owned or held by Allegheny Energy, Inc. ("Allegheny"), of which Seller is a wholly owned subsidiary, insuring the
  ---------
Acquired Assets or the operations and personnel of the Ohio T&D Business are in full force and effect, subject to the terms of each policy, all premiums with respect thereto covering all periods up to and including the date as of which this representation is being made have been paid (other than retroactive premiums that may be payable with respect to comprehensive general liability and worker's compensation insurance policies), and no notice of cancellation or termination has been received with respect to any such policy that was not replaced on substantially similar terms prior to the date of such cancellation. As of the date of this Agreement, Allegheny has not been refused any insurance with respect to the Acquired Assets or the operations and personnel of the Ohio T&D Business, nor has such coverage been limited by any insurance carrier to which Allegheny has applied for any such insurance or with which it has carried insurance during the last twelve months. Schedule 5.9 sets forth a summary of
                                         ------------
all material policies of fire, liability, worker's compensation and other forms of insurance owned or held by Allegheny insuring the Acquired Assets or the operations and personnel of the Ohio T&D Business in full force and effect on the date of this Agreement.

     5.10 Environmental Matters.
          ---------------------

          (a) Except as set forth in Schedule 5.10(a) and for such matters that,
                                     ----------------
     individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect:

               (i) Seller is and has been in compliance with applicable Environmental Laws with respect to its operation of the Acquired Assets and the Ohio T&D Business; and

               (ii) Seller has applied for or holds and, as applicable, is in compliance with all Permits required under applicable Environmental Laws to operate the Acquired Assets and to engage in the Ohio T&D Business as they are currently being operated and engaged in, and Seller has not received any written notice that (x) any such existing environmental Permit will be revoked or (ii) any pending application for any new such environmental Permit or renewal of any existing environmental Permit will be denied.

          (b) There are no underground storage tanks located on or under any of the Substation Property and, to the knowledge of Seller, there are no underground storage tanks that have been permanently abandoned in place on or under any of the Substation Property.

          (c) There currently are not and never have been any power generation facilities (other than back-up generation equipment) on any of the Substation Property.

          (d) Except as set forth on Schedule 5.10, to Seller's knowledge, none
                                     -------------
     of the Substation Property is delineated as "wetlands" under applicable federal or state Law.

          (e) There are no claims, actions, suits, or proceedings pending, or to Seller's knowledge threatened, against Seller under applicable Environmental Laws with respect to the operation of the Acquired Assets and the Ohio T&D Business, and Seller has not received any written, or to Seller's knowledge, oral, notification that it or any of its Affiliates is a potentially responsible party under CERCLA or any analogous state law with respect to its operation of the Acquired Assets or the Ohio T&D Business.

          (f) There has been no Release of Hazardous Substances arising out of the operation of the Acquired Assets or the Ohio T&D Business on, under, or from the Acquired Assets in violation of, or otherwise requiring investigation or remediation under, applicable Environmental Laws, in any case, for which Seller would have material liability under Environmental Laws.

          (g) To Seller's knowledge, there are no conditions with respect to Seller's producing, manufacturing, processing, generating, storing, using, handling, recycling, treating, disposing, managing, shipping, or transporting of Hazardous Substances at or upon the Substation Property or the Transferred Easements for which Seller would have material liability under Environmental Laws.

          (h) To Seller's knowledge, the Acquired Assets do not include any electrical equipment containing dielectric fluid with a polychlorinated biphenyl concentration of 500 ppm or greater that would result in material liability to Seller under Environmental Laws.

          (i) To Seller's knowledge, the Acquired Assets do not contain a reportable or otherwise significant quantity of any asbestos or asbestos-containing material that would result in material liability to Seller under Environmental Laws.

          (j) There are no material liabilities or obligations of Seller related to or arising out of its status as an owner or operator of any manufactured gas plant on the Substation Property, or to the Seller's knowledge, on the Transferred Easements.

          (k) Notwithstanding any other provision in this Agreement to the contrary, the representations and warranties made in this Section 5.10 are
                                                               ------------
     Seller's exclusive representations and warranties relating to Environmental Laws, Permits required under Environmental Laws, Hazardous Substances, or protection of the environment.

     5.11 Regulation as a Utility. Seller is subject to regulation as a "public
          -----------------------
utility" by the Ohio Commission pursuant to the laws of the State of Ohio and is subject to regulation as a "public utility" by the FERC pursuant to Part II of the Federal Power Act. Seller is a subsidiary of Allegheny, which is a "registered holding company" under the Holding Company Act. Schedule 5.11 lists
                                                            -------------
all of the currently operative tariffs authorized and approved prior to the date of this Agreement by the Ohio Commission applicable to the Ohio T&D Business and all of the currently pending rate, certificate or other filings made prior to the date of this Agreement by Seller before the Ohio Commission. All currently effective filings with the Ohio Commission or the FERC were made in substantial compliance with all Laws then applicable thereto and the information contained therein was true and correct in all material respects when made. Except as described on Schedule 5.11, Seller, with respect to the Ohio T&D Business, does
             -------------
not have rates that have been or are being collected subject to refund, pending final resolution of any proceeding pending before a Governmental Entity or on appeal to the courts, where the potential refund, resolution or outcome of appeal, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect.

     5.12 Labor Matters.
          -------------

          (a) For purposes of this Section 5.12, Section 5.13, Section 7.1,
                                   ------------  ------------  -----------
     Section 7.2 and Section 7.8, the term "Employees" refers to all current and
     -----------     -----------            ---------
     former employees of Seller or its Affiliates who work or worked in the Ohio T&D Business. All "Current Employees" who work in the Ohio T&D Business
                        -----------------
     (including individuals on vacation, sick or similar leave but excluding those persons on long-term disability leave) on the date of this Agreement are listed in Schedule 5.12(a). Schedule 5.12(a) (i) shall be amended to
                   ----------------  ----------------
     designate Employees hired or caused to be hired by Seller after the date of this Agreement and prior to the Effective Time to replace Current Employees whose employment has terminated and (ii) may be amended to add additional employees who work in the Ohio T&D Business as of the Effective Time if approved by Buyer. Current Employees included on the final Schedule 5.12(a)
                                                                ----------------
     are hereinafter referred to as "Closing Employees."
                                     -----------------

          (b) Except for such matters as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect: (i) Seller is in compliance with all applicable Laws respecting employment and employment practices, terms and conditions of employment and wages and hours with respect to the Employees; (ii) since December 31, 2003, Seller has not received written notice of any unfair labor practice complaint against it before the National Labor Relations Board with respect to the Employees; (iii) there is no labor strike, slowdown or stoppage actually pending or, to the knowledge or Seller, threatened against or affecting the Ohio T&D Business; (iv) there is no material charge pending or, to Seller's knowledge, threatened against Seller alleging unlawful discrimination in employment practices before any court or agency affecting or reasonably expected to affect the Ohio T&D Business; (v) there is no charge pending or, to Seller's knowledge, threatened against Seller with respect to employment and employment practices, terms and conditions of employment, and wages and hours of any of the Employees; (vi) Since December 31, 2003, no one has filed a petition seeking representation with respect to the Employees with the National Labor Relations Board; and (vii) Seller has not experienced any primary work stoppage with respect to the Employees in the past five years.

          (c) Except as disclosed on Schedule 5.12(c), there are no claims,
                                     ----------------
     actions, proceedings or investigations pending before any Governmental Entity or, to the knowledge of Seller, threatened, against Seller or Seller's Affiliates relating to workers' compensation for the Current Employees. Schedule 5.12(c) shall be updated as of the Closing Date.
                ----------------

     5.13 Employee Benefit Plans.
          ----------------------

          (a) All "employee benefit plans," within the meaning of Section 3(3)
                                                                  ------------
     of ERISA, covering any of the Employees in the Ohio T&D Business (collectively, the "Benefit Plans") are listed in Schedule 5.13(a). True
                         -------------                 ----------------
     and complete copies of all Benefit Plans or a written summary thereof have been made available to Buyer.

          (b) All Benefit Plans are in substantial compliance with ERISA, the Code and other applicable laws and have been administered in accordance with their terms and such laws, in each case in all material respects. Seller has not engaged in a transaction with respect to any Benefit Plan that, assuming the taxable period of such transaction expired as of the date of this Agreement, could subject Seller to a tax or penalty imposed by either Section 4975 of the Code or Section 502(i) of ERISA in an amount which would be material.

          (c) None of the Benefit Plans are "multiemployer plans" within the meaning of Section 3(37) of ERISA. No liability under Subtitle C or D of Title IV of ERISA has been incurred or could be incurred by Seller with respect to any ongoing, frozen or terminated "single-employer plan," within the meaning of Section 4001(a)(15) of ERISA, currently or formerly maintained by it, or the single-employer plan of any entity that is considered one employer with Seller under Section 4001 of ERISA or Section 414 of the Code (an "ERISA Affiliate"). Seller has not incurred and does
                          ---------------
     not expect to incur any withdrawal liability with respect to a multiemployer plan under Subtitle E of Title IV of ERISA. No liability under Section 302 of ERISA, Section 412 of the Code or Title IV of ERISA has been incurred by Seller or any ERISA Affiliate that would become a liability of Buyer or any of its ERISA Affiliates and no condition exists that would reasonably be expected to result in any such liability.

          (d) Schedule 5.13(d) lists or describes all material employee benefit
              ----------------
     arrangements provided for the Employees other than those arrangements that are Benefit Plans or are base or regular cash compensation (the "Other
                                                                      -----
     Benefit Arrangements"). The Other Benefit Arrangements have been maintained
     --------------------
     in substantial compliance with applicable Laws.

          (e) There has been no amendment to, announcement by Seller or any of its Affiliates relating to, or change in employee participation or coverage under, any Benefit Plan or Other Benefit Arrangement, that would increase materially the benefits provided to the Employees under such plan or arrangement above the level of the benefits provided thereunder for the most recent fiscal year. Neither the execution of this Agreement nor the consummation of the transactions contemplated hereby will entitle any Employees to severance pay or any increase in severance pay upon any termination of employment after the date of this Agreement, unless such Employee is actually terminated by Seller.

          (f) Each Benefit Plan that is intended to be qualified within the meaning of Section 401 of the Code has received a favorable determination letter as to its qualification that is current as of the Closing Date except for changes required by the Economic Growth and Tax Relief Reconciliation Act (with respect to which good faith amendments have been made), and nothing has occurred (or failed to occur) that could reasonably be expected to result in the revocation of such letter.

     5.14 Contracts.
          ---------

          (a) Schedule 5.14(a) contains a true and complete list of the
              ----------------
     following Transferred Contracts as of the date hereof:

               (i) franchise agreements authorizing the provision of electric service in a city or municipality;

               (ii) electric service agreements or similar customer agreements that generated more than $500,000 in net revenues for the twelve month period ended March 31, 2005;

               (iii) facilities agreements;

               (iv) transmission service agreements;

               (v) interconnection agreements, including agreements between Seller and PJM Interconnection, Inc.;

               (vi) interchange, borderline or joint use agreements;

               (vii) pole attachment agreements;

               (viii) other Contracts related to the Ohio T&D Business that require known expenditures by Seller of $50,000 or more per annum or $100,000 or more in the aggregate;

               (ix) Contracts containing covenants restricting in any material respect the freedom of Seller to engage in the Ohio T&D Business or to compete with any Person which would affect, or be reasonably expected to affect, the Ohio T&D Business or the operation or use of the Acquired Assets;

               (x) joint venture agreements, partnership agreements, limited liability company agreements, limited liability company operating agreements or similar agreements;

               (xi) Contracts for the purchase or sale of any business, corporation, partnership or other business entity;

               (xii) collective bargaining agreements or employment or change of control agreements with management employees of the Ohio T&D Business;

               (xiii) encroachment agreements;

               (xiv) electric supply agreements; and

               (xv) Contracts that are otherwise material to the Ohio T&D Business.

          (b) Schedule 5.14(b) contains a true and complete list of all Shared
              ----------------
     Contracts that would be included in clauses (i) through (xiv) of Section
                                                                      -------
     5.14(a) if such Contracts related exclusively to the Ohio T&D Business.
     -------

          (c) Schedule 2.2(i) contains a true and complete list of all Tangible
              ---------------
     Personal Property Leases.

          (d) Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, each of the Transferred Contracts and Shared Contracts (i) constitutes a valid and binding obligation of Seller and, to Seller's knowledge, constitutes a valid and binding obligation of the other parties thereto, subject to the Bankruptcy and Equity Exception, and (ii) is in full force and effect except to the extent such contract expires by its own terms after the date of this Agreement.

          (e) There is not, under any of the Transferred Contracts or Shared Contracts, any default or event that, with notice or lapse of time or both, would constitute a default on the part Seller or, to Seller's knowledge, would constitute a default on the part of any of the other parties thereto, except such events of default and other events as to which requisite waivers or consents have been obtained, or the Seller Third Party Consents have been received by Seller, or which would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

     5.15 Legal Proceedings, Etc. There are no claims, actions, proceedings or
          ----------------------
investigations pending or, to the knowledge of Seller, threatened against Seller or Seller's Affiliates relating to the Acquired Assets or the Ohio T&D Business before any Governmental Entity that would reasonably be expected to have, individually or in the aggregate, (a) a Material Adverse Effect or (b) the effect of preventing, delaying, making illegal or otherwise interfering with (i) this Agreement or the Related Agreements, (ii) the consummation of the transactions contemplated hereby or thereby, or (iii) any action taken or proposed to be taken by Seller pursuant hereto or thereto. Except as described on Schedule 5.15, neither Seller nor any of Seller's Affiliates is subject to
----------------
any outstanding judgment, rule, order, writ, injunction or decree of any court or Governmental Entity relating to or affecting the Acquired Assets or the Ohio T&D Business. Schedule 5.15 includes a list of all claims, actions, proceedings
              -------------
or investigations pending or, to the knowledge of Seller, threatened against Seller or Seller's Affiliates relating to the Acquired Assets or the Ohio T&D Business, in each case, or each series of related cases, reasonably expected to involve claims or damages in excess of $30,000.

     5.16 Compliance with Permits and Laws. Seller has all Permits (other than
          --------------------------------
with respect to Environmental Laws, which are addressed in Section 5.10)
                                                           -------------
necessary to own, operate and maintain the assets used in connection with the Ohio T&D Business as presently conducted, except where the failure to have such Permits would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Seller is in material compliance with all Permits and Laws of all Governmental Entities applicable to it with respect to the Ohio T&D Business, including Laws applicable to the Substation Property and other Transferred Easements. Each Permit is in full force and effect and, except as may be required in connection with the transactions contemplated by this Agreement, is not subject to any appeals or further proceedings or to any unsatisfied condition that may allow modification or revocation.

     5.17 Tax Matters. All Tax Returns required to be filed before the Effective
          -----------
Time by Seller with respect to the Ohio T&D Business or with respect to the ownership or operation of the Acquired Assets, other than those Tax Returns the failure of which to file would not reasonably be expected to have an adverse effect on the Acquired Assets, have been or will be timely filed and all Taxes which are, or as of the Effective Time will be, due have been or will be timely paid in full. Except as set forth in Schedule 5.17, Seller has not received any
                                     -------------
notice of deficiency or assessment from any taxing authority with respect to liabilities for Taxes in respect of the Acquired Assets, or with respect to the Ohio T&D Business which could adversely affect Buyer's ownership of such Acquired Assets or could result in any successor liability for Taxes, that have not been fully paid or finally settled, and any such deficiency shown in such
Schedule 5.17 is being contested in good faith through appropriate proceedings.
-------------
Except as set forth in Schedule 5.17, (i) there are no audits, claims,
                       -------------
assessments, levies, administrative proceedings, or lawsuits pending, or to Seller's knowledge, threatened against Seller in respect of any of the Acquired Assets or with respect to the Ohio T&D Business which could adversely affect Buyer's ownership of such Acquired Assets or could result in any successor liability for Taxes, and (ii) there are no outstanding agreements or waivers extending the applicable statutory periods of limitation for the assessment or collection of any Taxes associated with the ownership or operation of the Acquired Assets that could adversely affect Buyer's ownership of such Acquired Assets for any period. There are no Encumbrances for Taxes, other than Permitted Encumbrances described in clause (a) of the definition thereof, on any of the Acquired Assets.

     5.18 Related Party Matters. Except as set forth in Schedule 5.18, with
          ---------------------                         -------------
respect to Ohio T&D Business, Seller is not party to any Contract with any of its Affiliates, except for Contracts not assigned or conveyed to Buyer pursuant to this Agreement.

     5.19 Intellectual Property. Seller owns, or possesses licenses or other
          ---------------------
valid rights to use, all patents, patent rights, trademarks, trademark rights, trade names, trade name rights, copyrights, service marks, service mark rights, trade secrets, applications to register, and registrations for the foregoing trademarks, service marks and patents, know-how and other proprietary rights and information necessary in connection with the Ohio T&D Business as currently conducted, except where the failure to possess such rights or licenses or valid rights to use would not reasonably be expected to have a Material Adverse Effect. The conduct by Seller of the Ohio T&D Business does not infringe upon any Intellectual Property of any third party except where such infringement would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. To the knowledge of Seller, no Person is infringing upon any Intellectual Property of Seller as it relates to the Ohio T&D Business except where such infringement would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

     5.20 Fees and Commissions. There is no investment banker, broker, finder or
          --------------------
other intermediary that has been retained by or is authorized to act on behalf of Seller or any Affiliate or Subsidiary of Seller, who might be entitled to any fee or commission from Buyer in connection with the transactions contemplated hereby.

                                   ARTICLE VI
                     REPRESENTATIONS AND WARRANTIES OF BUYER

     Buyer represents and warrants to Seller as follows:

     6.1 Power and Authority. Buyer is a corporation duly organized, validly
         -------------------
existing and in good standing under the laws of the State of Ohio and has all requisite corporate power and authority to own, lease and operate its assets in its business as it is now being conducted except where the failure to have such power and authority individually or in the aggregate, would not reasonably be expected to have a Buyer Material Adverse Effect.

     6.2 Authority. Buyer has full corporate power and authority to execute and
         ---------
deliver this Agreement and the Related Agreements and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Related Agreements and the consummation of the transactions contemplated hereby and thereby will have been duly and validly authorized by the Board of Directors of Buyer and no other corporate proceedings on the part of Buyer will be necessary to authorize this Agreement and the Related Agreements or to consummate the transaction contemplated hereby or thereby. This Agreement and the Related Agreements have been duly and validly executed and delivered by Buyer, and, assuming that this Agreement and the Related Agreements constitute valid and binding obligations of Seller, constitute valid and binding agreements of Buyer, enforceable against Buyer in accordance with their respective terms, subject to the Bankruptcy and Equity Exception.

     6.3 Consents and Approvals; No Violation.
         ------------------------------------

          (a) Other than obtaining the Seller Required Regulatory Approvals, and the Buyer Required Regulatory Approvals, neither the execution and delivery of this Agreement and the Related Agreements by Buyer, the purchase by Buyer of the Acquired Assets or the assumption by Buyer of the Assumed Obligations pursuant to this Agreement nor the performance by Buyer under this Agreement or the Related Agreements will, except as would not reasonably be expected to have, individually or in the aggregate, a Buyer Material Adverse Effect: (i) conflict with or result in any breach of any provision of the Certificate of Incorporation or Bylaws (or other similar governing documents) of Buyer, (ii) require Buyer or its Affiliates to obtain any consent, approval, authorization or permit of, or require Buyer or its Affiliates to make any filing with or provide any notice to, any Governmental Entity, except (x) where the failure to obtain such consent, approval, authorization or permit, or to make such filing or notification, would not be reasonably expected to, individually or in the aggregate, have a Buyer Material Adverse Effect or (y) for those requirements that become applicable to Seller as a result of the specific regulatory status of Seller (or any of its Affiliates) or as a result of any other facts that specifically relate to the business or activities in which Seller (or any of its Affiliates) is or proposes to be engaged, (iii) result in a default (or give rise to any right of termination, cancellation or acceleration) under any Contract to which Buyer is a party, except for such defaults (or rights of termination, cancellation or acceleration) as to which requisite waivers or consents have been obtained or will have been obtained prior to Closing or that would not reasonably be expected to have, individually or in the aggregate, a Buyer Material Adverse Effect or (iv) violate any Order applicable to Buyer or its assets.

          (b) Except for the consents and approvals listed in Schedule 6.3(b)
                                                              ---------------
     (the "Buyer Required Regulatory Approvals"), no declaration, filing or
           -----------------------------------
     registration with, or notice to, or authorization, consent or approval of any Governmental Entity is necessary for the consummation by Buyer (or any of its Affiliates) of the transactions contemplated hereby or by or the Related Agreements, other than such declarations, filings, registrations, notices, authorizations, consents or approvals that, if not obtained or made, would not reasonably be expected to have, individually or in the aggregate, a Buyer Material Adverse Effect.

     6.4 Availability of Funds. Buyer has available and will have available on
         ---------------------
the Closing Date sufficient funds to pay the Purchase Price on the terms and conditions of this Agreement. Buyer's obligations hereunder are not subject to any conditions regarding Buyer's (or any affiliate's) ability to obtain financing for the consummation of the transactions contemplated hereby.

     6.5 Legal Proceedings, Etc.. There are no claims, actions, proceedings or
         -----------------------
investigations pending or, to knowledge of Buyer, threatened against Buyer or any of its Affiliates before any Governmental Entity, that would reasonably be expected to have, individually or in the aggregate, (a) a Buyer Material Adverse Effect or (b) the effect of preventing, delaying, making illegal or otherwise interfering with (i) this Agreement or the Related Agreements, (ii) the consummation of the transactions contemplated hereby or thereby, or (iii) any action taken or proposed to be taken by Buyer pursuant hereto or thereto.

     6.6 Qualified Buyer. Buyer is qualified to obtain any Permits necessary for
         ---------------
Buyer to own and operate the Acquired Assets and the Ohio T&D Business as of the Closing except for any Permits, the failure of which to obtain or maintain would not reasonably be expected to have, individually or in the aggregate, a Buyer Material Adverse Effect.

     6.7 Fees and Commissions. There is no investment banker, broker, finder or
         --------------------
other intermediary that has been retained by or is authorized to act on behalf of Buyer or any Subsidiary or Affiliate of Buyer, who might be entitled to any fee or commission from Seller in connection with the transactions contemplated hereby.

     6.8 Inspections. Buyer has had access to the Acquired Assets, the officers
         -----------
and employees of Seller and its Affiliates, and the books, records and files of Seller relating to the Acquired Assets and Ohio T&D Business. Buyer acknowledges and agrees that the representations and warranties set forth in Article V of
                                                                ---------
this Agreement constitute the sole and exclusive representations and warranties of Seller to Buyer in connection with the transactions contemplated hereby and by the Related Agreements.

                                  ARTICLE VII
                            COVENANTS OF THE PARTIES

     7.1 Conduct of Business Prior to the Closing. Except as described in
         ----------------------------------------
Schedule 7.1, as required by applicable Laws or by a Governmental Entity or to
------------
the extent Buyer otherwise consents in writing (such consent not to be unreasonably withheld or delayed), during the period from the date of this Agreement to the Effective Time, Seller will operate the Ohio T&D Business in the usual, regular and ordinary course consistent with Good Utility Practices and shall use all commercially reasonable efforts to preserve intact the Ohio T&D Business and endeavor to preserve the goodwill and relationships with customers, suppliers and others having business dealings with such business. Without limiting the generality of the foregoing and except as necessary to consummate the transactions contemplated in this Agreement or as described on
Schedule 7.1 or as required under applicable Laws or by any Governmental Entity,
------------
until the Effective Time, without the prior written consent of Buyer (such consent not to be unreasonably withheld or delayed), Seller will:

          (a) Not, except for Permitted Encumbrances and other Encumbrances that will be discharged at or prior to Closing, create, incur, assume or suffer to exist any Encumbrance on an Acquired Asset;

          (b) Not make any material change in the levels of Inventories customarily maintained by Seller for use in connection with the Ohio T&D Business;

          (c) Not sell, lease (as lessor), transfer or otherwise dispose of any of the Acquired Assets or any of the Designated Vehicles, other than immaterial assets and assets (including Inventories) used, consumed or replaced in the ordinary course of business consistent with Good Utility Practices;

          (d) Not modify, amend or terminate, prior to the respective expiration date of any of the Transferred Contracts, Transferred Easements or any of the Permits with respect to such Acquired Assets in any material respect, other than as may be required in connection with transferring Seller's rights or obligations thereunder to Buyer pursuant to this Agreement;

          (e) Not, and will cause its Affiliates to not, (i) solicit, hire or transfer any Current or Closing Employees without the consent of Buyer; provided, however, that Seller and its Affiliates may solicit, hire or transfer those individuals who are Current or Closing Employees of the Ohio T&D Business who are not offered employment with Buyer in connection with the transactions contemplated hereby, (ii) increase salaries or wages of Current Employees prior to the Effective Time except to the extent that such increase is in accordance with historical practices concerning timing and amounts of raises for such employees or (iii) take any action prior to the Effective Time to increase the aggregate benefits payable to the Current Employees (considered as a group);

          (f) Not enter into any commitment or contract for goods or services not addressed in clauses (a) through (e) above or (h) or (i) or (m) below which would become an Acquired Asset or Assumed Obligation under this Agreement, in an amount greater than $50,000, whether via one or a series of related transactions;

          (g) Not enter into any written or oral contract, agreement, commitment or arrangement with respect to any of the matters described in the foregoing paragraphs (a) through (f);

          (h) Use commercially reasonable efforts to maintain the Owned Real Property, the Transferred Easements, the Transferred Lines and the Tangible Personal Property, in accordance with Good Utility Practices, ordinary wear and tear excepted;

          (i) Make expenditures to operate the Ohio T&D Business and maintain the Acquired Assets by incurring amounts as contemplated in Seller's existing operating plans and capital budgets and in Seller's existing operation and maintenance budget, a copy of which is attached as Schedule
                                                                      --------
     7.1(i);
     ------

          (j) Not make any change in any method of accounting or accounting practice principles or policy that would impact the Ohio T&D Business or any of the Acquired Assets other than those changes required by GAAP;

          (k) Use commercially reasonable efforts to maintain the workforce of the Ohio T&D Business intact and hire replacement workers, all as necessary to operate the Ohio T&D Business in accordance with Good Utility Practices;

          (l) Maintain workers compensation and general liability insurance coverage with respect to the Acquired Assets and the Ohio T&D Business consistent in all material respects with the insurance coverage maintained by Seller as of the date of this Agreement; and

          (m) Suspend all activities in pursuit of franchise agreements with all municipalities listed on Schedule 7.1(m) unless the relevant municipality
                              ---------------
     requests that such activities continue; provided, however, that if the municipality has requested that such activities continue, Seller may only enter into franchise agreements with the municipalities listed on Schedule
                                                                       --------
     7.1(m) so long as no such franchise agreement imposes obligations or
     ------
     liabilities upon Seller which are more burdensome than, or otherwise exceed, in any material respect, the obligations and liabilities that would be imposed on Seller pursuant to the form of franchise agreement provided to Buyer by Seller on July 7, 2005.

     7.2 Access to Information.
         ---------------------

          (a) Between the date of this Agreement and the Effective Time, Seller will, during ordinary business hours and upon reasonable notice: (i) give Buyer and the Buyer Representatives reasonable access to all books, records, plants, offices and other facilities and properties constituting part of the Acquired Assets or Assumed Obligations, but only to the extent to which Buyer are not denied access by applicable Laws; (ii) permit Buyer, at Buyer's sole risk and expense, to make such reasonable inspections thereof as Buyer may reasonably request; (iii) furnish Buyer with such financial and operating data and other information related to the Ohio T&D Business in Seller's possession, or in the possession of any third parties within Seller's reasonable control or influence, as Buyer may from time to time reasonably request, provided, however, that Seller, except with respect to Statement of Net Book Value of the Acquired Assets, will not be required to create special reports or perform any studies not created or performed in the ordinary course of business; and (iv) furnish Buyer a copy of each material report, schedule or other document filed or received by it to the extent related to the Acquired Assets with or from the SEC, the FERC or the Ohio Commission, provided, however, that (A) any such investigation will be conducted in such manner so as not to interfere unreasonably with the operation of the Ohio T&D Business, (B) Seller will not be required to take any action to the extent it would reasonably be expected to result based on the advice of counsel in the loss of the attorney client privilege and (C) Seller need not supply Buyer with any information that Seller is under a legal or contractual obligation not to supply. Notwithstanding anything in this Section 7.2 to the contrary, Seller will provide Buyer with access to Employee Records with respect to the Employees, provided that Seller shall not be required to deliver or disclose to Buyer any Employee Records or such other records that require the consent of an employee under applicable law until or unless Buyer furnishes Seller with employee written authorizations that satisfy such legal requirements, and Seller agrees to use reasonable efforts to secure such consents as requested by Buyer.

          (b) Buyer will bear the cost of conducting any environmental tests respecting the Acquired Assets. Buyer has provided Seller with all final environmental reports or, if no final report exists, the most recent draft environmental report, prepared by external third parties with respect to the Acquired Assets. Buyer will provide Seller with all final environmental reports or, if no final report exists, the most recent draft environmental report, prepared by external third parties with respect to the Acquired Assets between the date hereof and the Closing Date. The reporting of any findings in the environmental reports or analysis required by applicable Laws to be disclosed to any Governmental Entity shall be the sole responsibility of Seller until the Effective Time and thereafter shall be the sole responsibility of Buyer; provided, however, that either party may disclose such findings or analysis if required pursuant to a non-appealable order or injunction of any Governmental Entity. Buyer agrees that, if the transactions contemplated by this Agreement are not consummated, Seller shall have the right to have all environmental reports reissued to Seller at Seller's cost so that Seller may fully rely on such reports as if Seller were the original client. During the period between the date of this Agreement and the Effective Time, Buyer or any of its Affiliates shall have the right to perform literature searches or "Phase I" baseline assessments
                                                  -------
     of the Acquired Assets. Notwithstanding the foregoing, during such period, neither Buyer nor any of its Affiliates shall take any invasive action with respect to any Acquired Assets; provided, however, that the mere discovery by Buyer of any fact or condition relating to the Substation Property shall not impose any obligation on Buyer pursuant to this Section 7.2(b). Buyer
                                                         --------------
     shall release, hold harmless, defend at its cost, and indemnify the Seller Indemnified Parties from and against any Losses incurred by such Seller Indemnified Parties as result of any act or omission of Buyer or its agents, employees, contractors or representatives in conducting any such environmental investigation, except to the extent that such damage, loss or claim against Seller relates to a pre-existing Release of any Hazardous Substance(s) by Seller but not excepting any exacerbation of such pre-existing Release by or on behalf of Buyer (meaning activity by Buyer that is inconsistent with Environmental Laws or is otherwise negligent).

          (c) Until the Closing, within 45 days after the end of each June, September, December and March, Seller shall deliver to Buyer Statements of Net Book Value of the Acquired Assets for the quarterly periods ending on the last day of each such June, September, December and March.

          (d) Until the Closing, all information furnished or made available to or obtained by Buyer and Buyer Representatives pursuant to this Section 7.2
                                                                     -----------
     or the Related Agreements will be subject to the provisions of the Confidentiality Agreement and will be treated as "Proprietary Information"
                                                       -----------------------
     (as defined in the Confidentiality Agreement). Following the Closing, all such information not related to the Acquired Assets, if any, will remain subject to the provisions of the Confidentiality Agreement. Following the Closing, all such information related to the Acquired Assets will not be subject to the provisions of the Confidentiality Agreement.

          (e) For a period of six years after the Closing Date, each party and its representatives shall have reasonable access to all of the books and records related to the Acquired Assets and the Assumed Obligations, including all Transferring Employee Records, in the possession of the other party to the extent that such access may reasonably be required by such party. Such access shall be afforded by the party or parties in possession of such books and records upon receipt of reasonable advance notice and during normal business hours. The party or parties exercising this right of access shall be solely responsible for any costs or expenses incurred by it or them pursuant to this Section 7.2. If the party or parties in possession
                              -----------
     of such books and records shall desire to dispose of any such books and records upon or prior to the expiration of such six year period, such party or parties shall, prior to such disposition, give the other party or parties a reasonable opportunity at such other party's or parties' expense, to segregate and remove such books and records as such other party or parties may select.

     7.3 Consents and Approvals.
         ----------------------

          (a) Subject to the terms and conditions of this Agreement, each of Buyer and Seller will cooperate and use commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, and to assist and cooperate with the other party in doing, all things necessary, proper or advisable to consummate the transactions contemplated by this Agreement and the Related Agreements as promptly as practicable, including making all filings and seeking the necessary approvals in respect of the Seller Third-Party Consents, Seller Required Regulatory Approvals and the Buyer Required Regulatory Approvals and seeking Transfer Consents and such other consents, authorizations or approvals of Governmental Entities or third parties as is necessary or advisable to consummate the transactions contemplated by this Agreement and the Related Agreements and using their commercially reasonable efforts to ensure satisfaction of the conditions precedent to each party's obligations hereunder. None of the parties hereto will take or fail to take any action that would prevent or materially impede, interfere with or delay the transactions contemplated hereby or in the Related Agreements, including receipt of the Seller Required Regulatory Approvals or the Buyer Required Regulatory Approvals.

          (b) Buyer and Seller (or their respective ultimate parent entity) will each file or cause to be filed with the Federal Trade Commission ("FTC")
                                                                        ---
     and the United States Department of Justice ("DOJ") the notification and
                                                   ---
     report form and any supplemental information requested in connection with such notification and report form pursuant to the HSR Act and the rules and regulations promulgated thereunder with respect to the transactions contemplated hereby. The parties will consult with each other as to the appropriate time of filing such notifications and will use their commercially reasonable efforts to make such filings at such time, to respond promptly to any requests for additional information made by either of such agencies, and to cause the waiting periods under the HSR Act to terminate or expire at the earliest possible date after the date of filing. Buyer agrees to pay all fees associated with such HSR filings.

          (c) Seller and Buyer will cooperate with each other and (i) promptly prepare and file all necessary documentation, (ii) effect all necessary applications, notices, petitions and filings and execute all agreements and documents, and (iii) use commercially reasonable efforts to promptly obtain the Seller Required Regulatory Approvals and the Buyer Required Regulatory Approvals, respectively.

          (d) In connection with applications and other filings for the Seller Required Regulatory Approvals and the Buyer Required Regulatory Approvals (other than with respect to the Ohio Commission), (i) the parties each will have the right to review in advance all characterizations of the information relating to the transactions contemplated by this Agreement that appear in any filing, (ii) the parties will jointly coordinate the overall development of the positions to be taken and the regulatory actions to be requested in such applications and filings and of all other regulatory matters incidental thereto and (iii) the parties will keep each other apprised of the status of any communications with, and any inquiries or requests for additional information from, any Governmental Entity. With respect to the approval of the Ohio Commission, the parties agree to make the filings substantially in the form attached hereto as Exhibit C (the
                                                              ---------
     "Ohio Regulatory Filing") on or prior to August 8, 2005. The parties
      ----------------------
     further agree with respect to the Ohio Regulatory Filing (i) not to take any positions inconsistent with the Ohio Regulatory Filing and (ii) to keep each other apprised of the status of any communications with, and any inquiries or requests for additional information from, the Ohio Commission. In the event that the Ohio Regulatory Filing is adopted by the Ohio Commission with any changes or conditions that would result in the conditions set forth in Sections 8.2(f) or 8.3(f) not being satisfied, the
                             ---------------    ------
     Parties agree to negotiate in good faith to reach an agreement that provides for a similar balancing of interests as is reflected in this Agreement.

          (e) Within thirty (30) days following the date of this Agreement, Seller shall use its reasonable best efforts to identify to Buyer all Permits of Seller associated with the Acquired Assets or the Ohio T&D Business. Within thirty (30) days following the date of this Agreement, Seller shall use its reasonable best efforts to identify to Buyer all third-party consents necessary to transfer the Acquired Assets; provided, however, that Seller shall not be obligated to identify all third-party consents necessary to transfer the easements relating to Transferred Lines but it shall be obligated to identify to Buyer all third-party consents necessary to transfer the Substation Property (as so limited by the proviso above, the "Transfer Consents"). Buyer shall have primary responsibility
                 -----------------
     for and bear all fees associated with securing the transfer reissuance or procurement of such Permits. Seller shall cooperate with Buyer's efforts in this regard and assist in any transfer or reissuance of such Permits held by Seller, or the procurement of any such Permit when so requested by Buyer. Except as expressly provided in Section 7.4, Seller shall have
                                            -----------
     primary responsibility for and bear all fees associated with securing the Transfer Consents. Buyer shall cooperate with Seller's efforts in this regard and assist in securing the Transfer Consents. Seller shall not secure any Transfer Consent to which Buyer objects.

     7.4 Further Assurances.
         ------------------

          (a) From time to time after the Closing, without further consideration, Seller will, at its own expense, execute and deliver such documents to Buyer as Buyer may reasonably request in order to vest more effectively in Buyer Seller's right, title and interest in and to the Acquired Assets. From time to time after the date of this Agreement, Buyer will, at its own expense, execute and deliver such documents to Seller as Seller may reasonably request in order to consummate more effectively the assumption of the Assumed Obligations pursuant to this Agreement. If Buyer obtains title insurance policies relating to the Owned Real Property, Seller will execute and deliver to Buyer and/or to Buyer's title insurance company, typical owner's affidavits relating to mechanics' liens, tax assessments and other matters as reasonably requested by Buyer.

          (b) If after the Closing Seller or any of its Affiliates, on the one hand, or Buyer or any of its Affiliates, on the other hand (as applicable, the "Receiving Party"), receives any funds that, pursuant to the terms of this Agreement, belong to the other party (the "Entitled Party"), the Receiving Party shall hold such funds in trust for, and immediately pay over such funds to, the Entitled Party.

          (c) (i) To the extent that Seller's rights under any Acquired Asset may not be assigned without a Transfer Consent which consent has not been obtained by the Closing Date, Seller shall continue to have primary responsibility for securing such Transfer Consents in accordance with
     Section 7.3(e) but this Agreement shall not constitute an agreement to assign the same, if an attempted assignment would constitute a breach of contract or be unlawful.

               (ii) Seller agrees that if any Acquired Asset is not assigned on or before the Closing Date, Seller, at Buyer's option and to the maximum extent permitted by applicable Laws and contractual obligations related to such Acquired Asset, will, after the Closing Date, appoint Buyer to be Seller's agent for such Acquired Asset, or to the maximum extent permitted by applicable Laws and such contractual obligations, enter into such reasonable arrangements with Buyer or take such other actions as are necessary to provide Buyer with the same or substantially similar rights and obligations that Seller had immediately prior to Closing as Buyer may reasonably request. Seller will cooperate with Buyer after Closing in connection with Buyer's efforts to obtain the relevant assignment to, or consent in favor of, Buyer. Upon obtaining reasonable evidence that the necessary consents have been obtained to transfer any Acquired Asset, Seller shall promptly assign such asset to Buyer in accordance with this Agreement.

          (d) To the extent that Seller's rights under any warranty described in
     Section 2.1(j) may not be assigned without the consent of another Person
     --------------
     and such consent has not been obtained on or before the Closing Date, this Agreement shall not constitute an agreement to assign the same, if an attempted assignment would constitute a breach thereof, or be unlawful. If any consent to an assignment of any such warranty is not obtained by Closing, or if any attempted assignment would be ineffective or would impair Buyer's rights and obligations under the warranty in question, so that Buyer would not in effect acquire the benefit of all such rights and obligations, Seller, at Buyer's option and expense, will use commercially reasonable efforts at the cost and expense of Buyer, to the extent permitted by applicable Laws and by such warranty, to enforce such warranty for the benefit of Buyer so as to provide Buyer to the maximum extent possible with the benefits and obligations of such warranty.

          (e) To the extent any party identifies (prior to or after Closing) any Contract (a) that constitutes a Shared Contract in effect as of such time and as of the Closing and (b) is not listed on Schedule 5.14(b), then such
                                                    ----------------
     party shall promptly notify the other parties of such Contract and the parties shall expeditiously and in good faith negotiate a mutually acceptable arrangement pursuant to which Seller and Buyer share the benefits, liabilities and obligations of such Contract from and after Closing in an equitable manner and title to such contract shall be held by Seller, Buyer or in such other manner as the parties may agree. For the avoidance of doubt, all of the liabilities and obligations under any such Contract that are allocated to Seller shall constitute Retained Obligations and all of the liabilities and obligations allocated to Buyer shall constitute Assumed Obligations.

          (f) In connection with the Closing, Buyer and Seller shall enter into arrangements consistent with utility industry practice that permit the joint use of the shared facilities set forth on Schedule 7.4(f).
                                                     ---------------

     7.5 Public Statements. The parties shall consult with each other prior to
         -----------------
issuing any public announcement, statement or other disclosure with respect to this Agreement or the Related Agreements or the transactions contemplated hereby or thereby and, except as may be required by applicable Laws, shall not issue any such public announcement, statement or other disclosure prior to obtaining the consent of the other, which consent shall not be unreasonably withheld or delayed.

     7.6 Expenses. Except to the extent specifically provided herein, whether or
         --------
not the transactions contemplated hereby are consummated, all costs and expenses incurred in connection with this Agreement, the Related Agreements and the transactions contemplated hereby and thereby shall be borne by the party incurring such costs and expenses.

     7.7 Tax Matters.
         -----------

          (a) Buyer shall be responsible for, pay directly to the appropriate taxing authority, and indemnify Seller against, all applicable Sales Taxes that are imposed upon Buyer as a result of the transactions contemplated under this Agreement. Buyer shall also be responsible for, pay directly to the appropriate taxing authority, and indemnify Seller against, all recording or filing fees, notarial fees and other similar costs applicable to the transfer of personal property and real estate that may be imposed upon, collectible or incurred in connection with or as a result of the transfer of the Acquired Assets to Buyer. Seller shall be responsible for, pay directly to the appropriate taxing authority, and indemnify Buyer against, all applicable Transfer Taxes that are imposed upon Seller as a result of the transactions contemplated under this Agreement. Buyer and Seller shall, at the respective expense of each, file, to the extent required by applicable Laws, all necessary Tax Returns and other documentation with respect to Sales Taxes or Transfer Taxes, and, if required by applicable Laws, Buyer and/or Seller will join in the execution of any such Tax Returns or other documentation of the other.

          (b) Except as provided in Sections 7.7(a) and 7.7(i), in respect of
                                    ---------------     ------
     Taxes, if any, on or with respect to the Acquired Assets or the Ohio T&D Business, (i) Seller shall be liable and indemnify Buyer for all such Taxes with respect to a taxable period, or portion thereof, that ends before or as of the Effective Time and (ii) Buyer shall be liable and indemnify Seller for all such Taxes with respect to a taxable period, or portion thereof, that begins as of or after the Effective Time.

          (c) Each of the parties shall provide the other with such assistance as may reasonably be requested by the other parties in connection with the preparation of any Tax Return, any audit or other examination by any taxing authority, or any judicial or administrative proceedings relating to liability for Taxes relating to the Ohio T&D Business, and each will retain and provide the requesting party with any records or information that may be relevant to such return, audit, or examination, proceedings or determination. Any information obtained pursuant to this Section 7.7(c) or
                                                              --------------
     pursuant to any other section hereof providing for the sharing of information or review of any such Tax Return or other schedule relating to such Taxes shall be kept confidential by the parties hereto and shall be subject to the Confidentiality Agreement.

          (d) Subject to this Section 7.7, Buyer shall remit to Seller any
                              -----------
     refund or credit of Taxes relating to the Ohio T&D Business to the extent such Taxes are attributable to any taxable period, or portion thereof, ending before the Effective Time, and Seller shall remit to Buyer any refund or credit of Taxes relating to the Ohio T&D Business to the extent such Taxes are attributable to any taxable period, or portion thereof, beginning as of or after the Effective Time. Payments pursuant to this
     Section 7.7(d) shall be made within thirty (30) calendar days of receipt of
     --------------
     the payment or credit.

          (e) (i) Buyer and Seller shall notify each other in writing within sixty (60) days of receipt of written notice of any federal or state, local or foreign pending or threatened audits, adjustments or assessments (each a "Tax Audit"), which may affect Buyer's or Seller's liability for Taxes. If
      ---------
     Buyer or Seller fails to give such notice to the other party, the indemnified party shall not be entitled to indemnification for any Taxes arising in connection with such Tax Audit to the extent, if any, such failure to give notice materially adversely affects the indemnifying party's right to effectively participate in the Tax Audit.

               (ii) If such Tax Audit relates to any Taxes or Tax items for which Seller is liable in full hereunder, Seller shall at its expense control the defense and settlement of such Tax Audit (or portion of such Tax Audit so relating), provided, however, Buyer shall be entitled to participate in such Tax Audit at its own expense and Seller shall not agree to any Tax treatment that would adversely affect Buyer's ownership of the Acquired Assets; and

               (iii) if such Tax Audit relates to any Taxes or Tax items for which Buyer may be liable in full hereunder, Buyer shall at its expense control the defense and settlement of such Tax Audit (or portion of such Tax Audit so relating), provided, however, Seller shall be entitled to participate in such Tax Audit at its own expense.

          (f) Any payment by Buyer to Seller or Seller to Buyer pursuant to this
     Section 7.7 will be treated for all purposes by both parties as an
     -----------
     adjustment to the Purchase Price, unless otherwise required by Law.

          (g) The obligations of the parties set forth in this Section 7.7 shall
                                                               -----------
     remain in effect until ninety (90) days following the expiration of all applicable statutes of limitations.

          (h) (i) Property Taxes imposed on Seller with respect to the Acquired Assets or the Ohio T&D Business for the Property Tax Year that includes the Closing Date shall be prorated between Seller and Buyer based on the number of days of ownership during the year that includes the Closing Date, with Seller responsible for the prorated portion of such Property Taxes for the period up to the Effective Time and Buyer responsible for the prorated portion for the remainder of the year. Buyer shall be responsible for paying the total amount of such Property Taxes to the appropriate taxing authorities and shall indemnify Seller against liability for such property Taxes.

          (ii) Notwithstanding any other provisions of this Agreement, Buyer shall determine the final Property Taxes with respect to the Acquired Assets or the Ohio T&D Business after all Property Taxes are paid for the year in which the Closing occurs and Seller shall pay to Buyer the excess of the Seller's prorated Property Taxes calculated in accordance with the first sentence of Section 7.7(h)(i) over the Seller's prorated Property
                       -----------------
     Taxes computed in accordance in Section 7.7(h)(i) and used as an adjustment
                                     -----------------
     to the Purchase Price pursuant to Section 3.1(b) or Buyer shall pay to
                                       --------------
     Seller the excess of the Seller's prorated Property Taxes computed in accordance with Section 7.7(h)(i) and used as an adjustment to the Purchase
                     -----------------
     Price pursuant to Section 3.1(b) over the Seller's prorated Property Taxes
                       --------------
     calculated in accordance with the first sentence of Section 7.7(h)(i). Upon
                                                         -----------------
     calculation of the final Property Taxes, Buyer shall prepare and deliver to Seller a calculation of the final Property Taxes; such calculation to include a calculation of Seller's prorated Property Taxes. Seller shall have twenty (20) days to review the calculation and provide in writing to Buyer any reasonable objections to the calculation. If Seller has no reasonable objections and Seller owes Buyer for Property Taxes, Seller shall pay such amount to Buyer within twenty (20) business days. If Seller has no reasonable objections and Buyer owes Seller for Property Taxes, Seller shall notify Buyer in writing within ten (10) business days that it has no objections, and Buyer will pay to Seller its liability for Property Taxes within twenty (20) business days. In the event of a dispute with respect to the calculation of final Property Taxes, Buyer and Seller will use reasonable efforts to reconcile their differences. If Buyer and Seller are unable to reach a resolution of such differences within thirty (30) days, then the parties shall use the dispute resolution procedures set forth in Section 11.11 of this Agreement (except that an Independent
              -------------
     Accounting Firm Partner selected pursuant to the procedures outlined in
     Section 3.2(b) shall determine and resolve the matter rather than an
     --------------
     arbitrator selected pursuant to the provisions of Section 11.11 related to
                                                       -------------
     arbitrator selection).

     7.8 Employees.
         ---------

          (a) Buyer agrees that it shall make an offer of employment to each of the Closing Employees on or before the Closing Date; provided, however, that any offer of employment to, and any employment by Buyer or any of its Affiliates of, a Closing Employee shall be subject to Buyer's standard employment requirements, including satisfactory completion of pre-employment and post-employment background checks and drug screening. Such offers of employment shall be scheduled to become effective as of the first full day commencing after the Effective Time for Closing Employees other than Closing Employees then on disability or sick leave identified on
     Schedule 5.12(a), whose offers of employment shall be effective upon such
     ----------------
     Closing Employees' return to active employment. Seller and Buyer shall coordinate the transition of the employment of those Closing Employees who are on vacation as of the Effective Time. Such offers of employment shall be made on the same terms and conditions as exist for similarly-situated employees of Buyer, except that the base pay shall be no less than that which exists for those Closing Employees with Seller as of the Effective Time and reported by Seller to Buyer no later than the Closing Date. Those Closing Employees described in this Section 7.8 who accept Buyer's offer of
                                         -----------
     employment made pursuant to this Section 7.8 shall be herein referred to as
                                      -----------
     the "Transferring Employees."
          ----------------------

          (b) For the period commencing on the Effective Time and ending 12 months thereafter (the "Benefits Continuation Period"), Buyer shall provide
                             ----------------------------
     each Transferring Employee with base pay (or an amount paid as a lump sum and designated by Buyer as in lieu of base pay) no less than that reported by Seller to Buyer no later than the Closing Date as (i) the base pay of such Transferring Employee as of the Effective Time and (ii) any increase in such rate that had been determined by Seller in accordance with Seller's historical practices concerning timing and amount of raises of such Transferring Employee, and such other compensation and benefits on the same terms as is provided from time to time to similarly-situated employees of Buyer.

          (c) Effective 12:01 a.m. as of the date a Transferring Employee becomes employed by Buyer (his or her "Hire Date"), he or she shall cease
                                            ---------
     to participate in the employee welfare benefit plans (as such term is defined in ERISA) maintained or sponsored by Seller or its Affiliates (the "Prior Welfare Plans") and shall, if applicable, commence to participate in
      -------------------
     welfare benefit plans of Buyer or its Affiliates (the "Replacement Welfare
                                                            -------------------
     Plans"). Buyer shall (i) waive all limitations as to pre-existing condition
     -----
     exclusions and waiting periods with respect to the Transferring Employees under the Replacement Welfare Plans, other than, but only to the extent of, limitations or waiting periods that were in effect with respect to such employees under the Prior Welfare Plans and that have not been satisfied as of the Hire Date, and (ii) provide each Transferring Employee with credit for any co-payments and deductibles paid prior to the Hire Date in satisfying any deductible or out-of-pocket requirements under the Replacement Welfare Plans (on a pro-rata basis in the event of a difference in plan years). Seller shall retain all liabilities and obligations arising under the Prior Welfare Plan whether or not reported prior to the Effective Time.

          (d) As of his or her Hire Date, each Transferring Employee shall be given credit for all service with Seller and its Affiliates under all employee benefit plans, programs, and fringe benefit plans, programs, and fringe benefit arrangements of Buyer and its Affiliates ("Buyer Benefit
                                                               -------------
     Plans") in which they become participants for all purposes. Such service
     -----
     credit shall not affect the treatment of the Hire Date as the date of hire of such Transferring Employee.

          (e) To the extent allowable by applicable Laws, Buyer shall take any and all necessary action to cause the trustee of a defined contribution plan of Buyer or one of its Affiliates to accept direct "rollovers" of cash distributions made to the Transferring Employees who become employed by Buyer from Seller's Employee Stock Ownership and Savings Plan.

          (f) Buyer shall pay to each Transferring Employee whose employment is involuntarily terminated by Buyer or one of its Affiliates without good cause during the Benefits Continuation Period a severance benefit package in accordance with Schedule 7.8(f), including credit for service with
                        ---------------
     Seller and its Affiliates.

          (g) Seller shall be fully responsible for and shall pay any severance benefits owed under Seller's Separation Allowance Plan to those Employees who are not Transferring Employees.

          (h) For the duration of the Benefits Continuation Period, Seller agrees to be bound by and comply with the requirements and restrictions in
     Section 7.1(e)(i); provided, however, that Seller may hire any Transferring
     -----------------
     Employee after the Effective Time, provided that Buyer either consents to such hire or confirms to Seller that Buyer had terminated the employment of such Transferring Employee after the Effective Time.

          (i) Seller shall not make any payment to any Transferring Employee on or after the Hire Date of such Transferring Employee other than such payments made in accordance with Seller's normal payroll practices concerning the timing for the payment of wages earned with Seller prior to the Hire Date, unless such payment is either pursuant to the terms of a Benefit Plan or pursuant to the payment schedule previously provided to Buyer. Buyer shall upon request from Seller provide Seller with information verifying the continued employment of Transferring Employees with Buyer or its Affiliates.

     7.9 Name of the Ohio T&D Business After the Effective Time. Promptly (but
         ------------------------------------------------------
in any event no more than sixty (60) days) after the Effective Time, Buyer shall ensure that the Ohio T&D Business ceases to do business as "Allegheny Power" and
                                                            ---------------
will thereafter conduct such business with a name that will not otherwise indicate or imply that Seller or any of its Affiliates have an ownership interest in, or are otherwise associated with or related to, the Ohio T&D Business, Buyer or any of its Affiliates. Notwithstanding the foregoing, Buyer shall replace pole tags and other identifiers referring to Seller on the Transferred Lines as reasonably practicable when Buyer performs routine maintenance on the Transferred Lines in the ordinary course of Buyer's operations and the same shall not be subject to the aforementioned sixty (60) day replacement requirement.

     7.10 Applicable Insurance.
          --------------------

          (a) Between the date of this Agreement and the Closing (the "Interim
                                                                       -------
     Period"), Seller shall promptly (and in any event within five Business
     ------
     Days) notify Buyer if it becomes aware of any facts or circumstances or receives any notice indicating the existence of a claim that is of the type (but not the amount) covered by the Applicable Insurance and that Seller reasonably believes would result in damages in excess of $10,000 (a "Qualifying Claim"). With respect to any such Qualifying Claim, Seller
      ----------------
     shall have primary responsibility for investigating, managing and handling the defense of such claim. Seller shall permit Buyer and its representatives to participate in the investigation and management of, including the development of defense strategies with respect to, any Qualifying Claim. During both the Interim Period and after the Effective Time, Seller shall not settle any Qualifying Claim that would impose any liability or obligation upon Buyer following the Closing without Buyer's prior written consent which shall not be unreasonably withheld. With respect to any pre-Effective Time claim that becomes the subject of litigation following the Closing Date, Buyer shall have primary responsibility for investigating, managing and handling the defense of such claim, subject to any duties of Seller or rights of Seller's insurer under the Applicable Insurance. Buyer shall permit Seller and its representatives to participate in the investigation and management of, including the development of defense strategies with respect to, any post-Closing Qualifying Claim. Buyer shall also permit Seller and its counsel to participate with Buyer and its counsel in developing a defense with respect to and defending any such post-Closing Qualifying Claim.

          (b) Following the Closing and for a period of five years following the Effective Time, Buyer shall promptly (and in any event within five Business
     Days) notify Seller if it becomes aware of any facts or circumstances or receives any notice indicating the existence of a pre-Effective Time claim that is of the type covered by the Applicable Insurance and that Buyer reasonably believes would result in claims or damages of in excess of $3 million. Following the Closing and for a period of five years following the Effective Time, Seller shall promptly (and in any event within five Business Days) notify Buyer if it becomes aware of any facts or circumstances or receives any notice indicating the existence of a pre-Effective Time claim that is of the type covered by the Applicable Insurance. With respect to any such post-Closing Qualifying Claim, Buyer shall have primary responsibility for investigating, managing and handling the defense of such claim, subject to any duties of Seller or rights of the insurer under the Applicable Insurance. Buyer shall permit Seller and its representatives to participate in the investigation and management of, including the development of defense strategies with respect to, any post-Closing Qualifying Claim. To the extent that any post-Closing Qualifying Claim becomes the subject of litigation, Buyer shall permit Seller and its counsel to participate with Buyer and its counsel in developing a defense with respect to and defending any such post-Closing Qualifying Claim.

          (c) With respect to the matters covered by Sections 7.10(a) and (b),
                                                     ------------------------
     (i) Seller and Buyer shall negotiate in good faith with respect to a joint defense agreement or similar arrangement to protect the attorney-client privilege of Buyer or Seller that otherwise would reasonably be expected to be compromised by the actions of Buyer and Seller pursuant to Sections
                                                                   --------
     7.10(a) and (b), (ii) Buyer's and its representatives participation in the
     ---------------
     matters covered by Section 7.10(a) and (b) shall be at Buyer's sole cost
                        -----------------------
     and expense and (iii) Seller's and its representatives participation in the matters covered by Sections 7.10(a) and (b) shall be at Seller's sole cost
                        ------------------------
     and expense.

          (d) Nothing in this Section 7.10 shall constitute a representation or warranty by Seller that coverage is available to Buyer under the Applicable Insurance for any specific claim. Neither this Section 7.10 nor any other provision of this Agreement shall be interpreted in a manner that violates or conflicts with any provision of the Applicable Insurance. Nothing in this Section 7.10 shall be deemed to constitute an assignment of the Applicable Insurance or any interest therein to Buyer. To the extent that this Section 7.10 or any provision of this Agreement violates or conflicts with any provision of the Applicable Insurance or would cause a cancellation or loss of rights under the Applicable Insurance, Buyer and Seller agree that this Section 7.10 shall be amended or construed to the
                            ------------
     minimum extent necessary to cure or avoid such violation or conflict.

          (e) On or prior to the Closing Date, Seller shall obtain a discovery clause endorsement or similar provision under the AEGIS Excess Liability Insurance Policy (Policy No. X0195A1A05), or if the Closing occurs after January 31, 2006, the renewal of such policy on substantially the same coverages, terms and conditions, in respect of the Acquired Assets that permits the reporting of claims associated with the Acquired Assets for a period of five years following the Effective Time.

          (f) Between the date of this Agreement and the Closing or earlier termination of this Agreement, and if the Closing occurs, for a period of five years following the Effective Time, Seller shall with respect to the Applicable Insurance be diligent in giving proper notice of claims and cooperating with the insurer thereunder and otherwise fulfilling the conditions of such insurance policy and seeking coverage thereunder. Notwithstanding the foregoing, Seller shall not be obligated to incur expense in the pursuit of claims regarding coverage issues that would be commercially unreasonable in relation to the nature and amount of the claim.

     7.11 Certain Notices; Information.
          ----------------------------

          (a) Seller shall provide to Buyer within ten (10) Business following the filing or receipt by Seller copies of all filings made by Seller with and tariffs received from the Ohio Commission respecting the Ohio T&D Business.

          (b) Seller shall inform Buyer within ten (10) Business Days of the acquisition (to the extent permitted hereby) of any real property that would be included in Schedule 2.1(a) of Owned Real Property if owned by
                          ---------------
     Seller on the date hereof.

          (c) Each party will give prompt written notice to the other parties of any development causing a breach of any of its representations and warranties in Articles V and VI above. No disclosure by any party pursuant
                   ----------     --
     to this Section 7.11(c), however, shall be deemed to amend or supplement
             ---------------
     the Disclosure Schedules or to prevent or cure any misrepresentation or breach of warranty.

     7.12 Transition Services Agreement. At the Closing, Buyer and Seller will
          -----------------------------
enter into the Transition Services Agreement.

     7.13 Transmission Agreements.
          -----------------------

          (a) On and after the Effective Time, Seller agrees that it will continue in-service all connections between the Transferred Facilities and the transmission facilities of Seller and its Affiliates. Unless the parties shall subsequently otherwise agree, Buyer and Seller will each maintain such interconnection facilities at their full capacity, consistent with Good Utility Practice, to deliver power and energy to the Transferred Load. The parties agree that the points where the Transferred Facilities connect to facilities that connect the Transferred Facilities to Seller facilities that remain the property of Seller or any of its Affiliates shall be designated as Interconnection Points between the parties' respective transmission systems. The parties shall reasonably cooperate so as to cause such metering and data communication equipment as is usual in the circumstances of an APS-AEP Interconnection to be installed and become operational prior to the Transfer. The parties further agree that upon execution of this Agreement, they will promptly enter into good faith discussions regarding amendment of the relevant interconnection agreement(s) between Buyer, Seller, and their Affiliates to appropriately modify or replace such agreement(s) so that the same are consistent with the foregoing and applicable Laws.

          (b) To the extent required by Buyer and Buyer has entered into a Network Integration Transmission Service Agreement with PJM, Seller shall make available to Buyer transmission capacity sufficient to enable Buyer to deliver the power and energy requirements of the Transferred Load. To the extent Buyer is assessed transmission charges for the use of Seller's transmission system, in addition to charges by PJM for Network Integration Transmission Service on Buyer's transmission system, Seller agrees to indemnify Buyer from any such charges for services prior to January 1, 2009, except to the extent otherwise provided in Section 7.13(c) below.
                                                      ---------------

          (c) On and after the Effective Time, Buyer shall be responsible for payment of any generally applicable regional transmission service tariff charges for use of non-affiliate transmission service, in whole or in part based on measured or estimated parallel flows, to the extent they arise due to Parallel Flow on transmission systems of Seller or its Affiliates as a result of Buyer's service to the Transferred Load.

     7.14 Cooperation. Seller and Buyer shall each use its reasonable best
          -----------
efforts to take or cause to be taken, all action and to cooperate with the other and its officers, employees, attorneys, accountants and other agents and do such other acts and things in good faith as may be reasonable, necessary or appropriate timely to effectuate the intent and purposes of this Agreement and to consummate the transactions contemplated by this Agreement, including using its commercially reasonable efforts to ensure satisfaction of the conditions precedent to each party's obligations hereunder.

     7.15 Other Agreements.
          ----------------

          (a) With respect to Seller's Contracts with American Municipal Power - Ohio, Inc. listed on Schedule 7.15, Buyer shall notify Seller within sixty
                          -------------
     (60) days of the date of this Agreement and advise Seller whether or not Buyer desires Seller to transfer any or all of such Contracts at the Closing. In the event that Buyer requests the transfer of any such Contract, such Contract shall become a Transferred Contract and part of the Acquired Assets for all purposes under this Agreement and the obligations and liabilities associated with or attributable to such Transferred Contract shall be assumed by Buyer in accordance with Section 3.3(a). In
                                                           --------------
     the event Buyer does not request the transfer of any such Contract, such Contract shall become an Excluded Asset for all purposes under this Agreement and the obligations and liabilities arising out of or related to such Contract shall be retained by Seller in accordance with Section
                                                                  -------
     2.4(a).
     ------

     Seller shall cooperate with Buyer or Buyer's designee to accomplish the purchase of the Designated Vehicles by Buyer's designee at or shortly after Closing. The purchase price for the Designated Vehicles shall be an amount equal to the lease buy-out cost applicable to such Designated Vehicles.

     7.16 Accounts Receivable and Allowance for Uncollectible Accounts. Seller
          ------------------------------------------------------------
and Buyer shall cooperate and use commercially reasonably efforts to obtain joint meter readings of the top twenty customers of the Ohio T&D Business as listed on Schedule A(62) on the date on which the Effective Time occurs.
          -------------

                                  ARTICLE VIII
                                   CONDITIONS

     8.1 Conditions to Each Party's Obligations to Effect the Transactions. The
         -----------------------------------------------------------------
respective obligations of each party to effect the transactions contemplated hereby shall be subject to the fulfillment at or prior to the Closing Date of the following conditions:

          (a) The waiting period under the HSR Act applicable to the consummation of the transactions contemplated hereby shall have expired or been terminated;

          (b) No preliminary or permanent injunction or other order or decree by any federal or state court or other Governmental Entity that prevents the consummation of the sale of the Acquired Assets or assumption of the Assumed Liabilities contemplated hereby shall have been issued and remain in effect (each party agreeing to use its commercially reasonable efforts to have any such injunction, order or decree lifted) and no statute, rule or regulation shall have been enacted by any state or federal Governmental Entity that prohibits the consummation of the sale of the Acquired Assets or assumption of the Assumed Liabilities; and

          (c) The Seller Third-Party Consents shall have been obtained.

     8.2 Conditions to Obligations of Buyer. The obligation of Buyer to effect
         ----------------------------------
the transactions contemplated hereby shall be subject to the fulfillment at or prior to the Closing Date of the following additional conditions:

          (a) Since the date of this Agreement, no Material Adverse Effect shall have occurred and be continuing;

          (b) Seller shall have performed and complied with in all material respects the covenants and agreements contained in this Agreement that are required to be performed and complied with by Seller on or prior to the Closing Date;

          (c) All of the representations and warranties of Seller set forth in this Agreement shall be true and correct as of the date of this Agreement and as of the Closing Date, with the same effect as though such representations and warranties had been made on and as of the Closing Date, except (i) to the extent due to changes expressly permitted by this Agreement, (ii) all such representations and warranties made as of, or in respect of, only a specified date or period shall be true and correct as of, or in respect of, such date or period and (iii) all materiality, Material Adverse Effect (or similar words) contained in any representation or warranty shall be disregarded; provided, however, that notwithstanding anything herein to the contrary, this Section 8.2(c) shall be deemed to
                                           --------------
     have been satisfied unless the failure of such representations and warranties to be true and correct, in the aggregate, would be reasonably likely to result in a Material Adverse Effect;

          (d) Buyer shall have received a certificate from an authorized officer of Seller, dated the Closing Date, to the effect that the conditions set forth in Sections 8.2(a), 8.2(b) and 8.2(c) have been satisfied;
              ---------------  ------     ------

          (e) The Seller Required Regulatory Approvals in Section I of Schedule
                                                                       --------
     5.3(b) (other than the approval of the Ohio Commission) and the Buyer
     ------
     Required Regulatory Approvals in Section I of Schedule 6.3(b) (other than
                                                   ---------------
     the approval of the Ohio Commission) shall have been made or obtained and shall have become Final Orders, and the terms and conditions of such Final Orders shall not be materially adverse to the Acquired Assets, Buyer or any of Buyer's Affiliates;

          (f) The Ohio Regulatory Filing shall have been made and the Ohio Commission shall have ordered the transactions contemplated hereby to proceed and such order shall have become a Final Order, and the terms and conditions of such Final Order shall not be materially different than the terms and conditions set forth in the Ohio Regulatory Filing relative to the Acquired Assets, Buyer or any of Buyer's Affiliates;

          (g) Seller shall have executed, and shall be prepared to deliver at the Closing, the Related Agreements and all other documents and items required to be delivered by Seller pursuant to Section 4.3;
                                                    -----------

          (h) Seller shall have delivered to Porter, Wright, Morris & Arthur, in escrow, the executed pleadings described in Section 4.3(d) herein;
                                                 --------------

          (i) Seller shall have discharged and obtained full release of all Encumbrances created by or arising through Seller and affecting the Acquired Assets;

          (j) The amount assigned to the Regulatory Asset and the Regulatory Liability in the Purchase Price Certificate shall not exceed the amount of the Regulatory Asset and the Regulatory Liability, respectively, approved by the Ohio Commission in the Final Order relating to the Ohio Regulatory Filing; and

          (k) Seller shall deliver to Buyer a certified copy of the insurance policy endorsement described in Section 7.10(e).
                                     ---------------

     8.3 Conditions to Obligations of Seller. The obligation of Seller to effect
         -----------------------------------
the transactions contemplated hereby shall be subject to the fulfillment at or prior to the Closing Date of the following additional conditions:

          (a) Buyer shall have performed and complied with in all material respects its covenants and agreements contained in this Agreement that are required to be performed and complied with by Buyer on or prior to the Closing Date;

          (b) All representations and warranties of Buyer set forth in this Agreement that are not qualified by materiality or Buyer Material Adverse Effect (or similar words) shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date, with the same effect as though such representations and warranties had been made on and as of the Closing Date, except that representations and warranties made as of, or in respect of, only a specified date or period are true and correct as of, or in respect of, such date or period;

          (c) Each of the representations and warranties of Buyer that are qualified by materiality or Buyer Material Adverse Effect (or similar words) shall be true and correct as of the date of this Agreement and as of the Closing Date, with the same effect as though such representations and warranties had been made on and as of the Closing Date, except that representations and warranties made as of, or in respect of, only a specified date or period shall be are true and correct as of, or in respect of, such date or period;

          (d) Seller shall have received a certificate from an authorized officer of Buyer, dated the Closing Date, to the effect that the conditions set forth in Sections 8.3(a), 8.3(b) and 8.3(c) have been satisfied;

          (e) The Seller Required Regulatory Approvals in Section I of Schedule
                                                                       --------
     5.3(b) (other than the approval of the Ohio Commission) and the Buyer
     ------
     Required Regulatory Approvals in Section I of Schedule 6.3(b) (other than
                                                   ---------------
     the approval of the Ohio Commission) shall have been made or obtained and shall have become Final Orders, and the terms and conditions of such Final Orders shall not be materially adverse to Seller or any of Seller's Affiliates;

          (f) The Ohio Regulatory Filing shall have been made and the Ohio Commission shall have ordered the transactions contemplated hereby to proceed and such order shall have become a Final Order, and the terms and conditions of such Final Order shall not be materially different than the terms and conditions set forth in the Ohio Regulatory Filing relative to Seller or any of Seller's Affiliates;

          (g) Buyer shall have executed and shall be prepared to deliver at the Closing the Related Agreements and all other documents and items required to be delivered by Buyer pursuant to Section 4.4; and
                                          -----------

          (h) Seller shall have obtained a dismissal with prejudice of the pending litigation involving Seller in the matter titled Industrial Energy Users-Ohio v. Monongahela Power Company, Public Utilities Commission of Ohio, Docket No. 04-1498-EL-CSS and any other similar litigation filed after the date of this Agreement that is directly based upon or directly related to the matter described in this clause (h) or to the matter described on Schedule 5.7, No. 3.
                  ------------

                                   ARTICLE IX
                            SURVIVAL; INDEMNIFICATION

     9.1 Survival of Representations and Warranties. The representations and
         ------------------------------------------
warranties of the parties contained in this Agreement (other than the representations and warranties with respect to (i) Tax matters in Section 5.17
                                                                  ------------
and title matters in Sections 5.8(a) and (b), which shall expire with, and be
                     -----------------------
terminated upon, the expiration of the statute of limitations period applicable thereto and (ii) environmental matters in Section 5.10, which shall expire with,
                                          ------------
and be terminated on, the four (4) year anniversary of the Closing Date) shall expire with, and be terminated on, the eighteen (18) month anniversary of the Closing Date, and such representations and warranties shall not survive such date. Notwithstanding the preceding sentence, with respect to any claim for breach of representation or warranty in respect of which indemnity may be sought under this Agreement, such claim shall survive the time at which it would otherwise terminate pursuant to the preceding sentence, if written notice of such claim shall have been given to the party against whom such indemnity may be sought prior to such time. The covenants and agreements of the parties (including, without limitation, the covenants and agreements of the parties set forth in this Article IX) contained in this Agreement shall survive the Closing
              ----------
and all covenants and agreements of the parties shall expire with, and be terminated upon, the expiration of the statute of limitations period applicable to this Agreement.

     9.2 Indemnification.
         ---------------

          (a) From and after the Closing Date, Seller will indemnify, defend and hold harmless, Buyer, its Affiliates and their respective directors, officers, shareholders, partners, members, attorneys, accountants, agents, representatives and employees and their heirs, successors and permitted assigns, each in their capacity as such (the "Buyer Indemnified Parties"),
                                                   -------------------------
     from and against any and all claims, demands or suits (by any Person), losses, liabilities, damages, obligations, payments, costs and expenses (including reasonable attorneys' fees and reasonable disbursements in connection therewith) (each, an "Indemnifiable Loss"), asserted against or
                                      ------------------
     suffered by Buyer Indemnified Parties relating to, resulting from or arising out of (i) any breach by Seller of any covenant or agreement of Seller contained in this Agreement, (ii) a breach by Seller of the representations and warranties contained in this Agreement or any of the conveyance documents or any officer certificate delivered at the Closing (provided that for purposes of determining whether there has been a misrepresentation or breach of a representation or warranty, the amount of Indemnifiable Losses sustained or incurred, or the application of any limitation of indemnification obligations, Seller's representations and warranties shall be deemed not to include any qualification or limitation with respect to materiality or immateriality (whether by reference to "Material Adverse Effect," "material," "material respect," or words of
      -----------------------
     similar effect), or (iii) the Retained Obligations; provided, however, that Seller shall have no liability or other obligation to the Buyer Indemnified Parties in respect of the representations and warranties set forth in this Agreement or any of the conveyance documents or any officer certificate delivered at the Closing (including claims for indemnification under this
     Section 9.2, contractual misrepresentation, negligent misrepresentation or
     -----------
     otherwise relating in any way or based on reliance on such representations or warranties), (i) for any individual Indemnifiable Loss that does not exceed $30,000 (a "De Minimis Loss;" (ii) unless and until the aggregate of
                        ---------------
     such Indemnifiable Losses (excluding all De Minimis Losses) incurred by Buyer Indemnified Parties exceeds $550,000, in which case Seller shall be liable only for such Indemnifiable Losses in excess of $275,000, and (iii) for an aggregate of such Indemnified Losses or other payments or costs of any kind in excess of $55,000,000, such amount being an absolute cap on Seller's liability in respect of the representations and warranties set forth in this Agreement or any of the conveyance documents or any officer certificate delivered at the Closing, except with respect to title matters described in Section 5.8(a) and (b) for which no cap shall apply. No claim
                  ----------------------
     may be brought on the basis of a breach by Seller of any covenant or agreement set forth in Article VII hereof to the extent such covenant or
                            -----------
     agreement is to be performed by Seller prior to the Effective Time unless such claim is brought by a Buyer Indemnified Party prior to the first anniversary of the Effective Time. Notwithstanding any other provisions of this Agreement, (A) any indemnification, other than for breaches of representation or warranties shall not be subject to the De Minimis Loss or $550,000 limitation or cap described above and (B) any disputes relating to
     Section 7.7 shall not be subject to any of the provisions of Section 9.2
     -----------                                                  -----------
     but shall be governed solely by the provisions of Section 7.7; provided,
                                                       -----------
     however, that the Buyer Indemnified Parties shall not be entitled to double recovery under Section 7.7 and this Section 9.2 in respect of any tax claim
                    -----------          -----------
     based on the same facts or circumstances.

          (b) From and after the Closing Date, Buyer will indemnify, defend and hold harmless Seller, its Affiliates and their respective directors, officers, shareholders, partners, members, attorneys, accountants, agents, representatives and employees and their heirs, successors and permitted assigns, each in their capacity as such (the "Seller Indemnified Parties"),
                                                   --------------------------
     from and against any and all Indemnifiable Losses asserted against or suffered by Seller Indemnified Parties relating to, resulting from or arising out of (i) any breach by Buyer of any covenant or agreement contained in this Agreement, (ii) any breach by Buyer of the representations and warranties contained in this Agreement or any of the conveyance documents or any officer certificate delivered at the Closing (provided that for purposes of determining whether there has been a misrepresentation or breach of a representation or warranty, the amount of Indemnifiable Losses sustained or incurred, or the application of any limitation of indemnification obligations, Buyer's representations and warranties shall be deemed not to include any qualification or limitation with respect to materiality or immateriality (whether by reference to "Material Adverse Effect," "material," "material respect," or words of similar effect), or (iii) the Assumed Obligations; provided, however, that Buyer shall have no liability or other obligation to the Seller Indemnified Parties in respect of the representations and warranties set forth in this Agreement or any of the conveyance documents or any officer certificate delivered at the Closing (including claims for indemnification under this
     Section 9.2, contractual misrepresentation, negligent misrepresentation or
     -----------
     otherwise relating in any way or based on reliance on such representations or warranties), (i) for any De Minimis Loss; (ii) unless and until the aggregate of such Indemnifiable Losses (excluding all De Minimis Losses) incurred by the Seller Indemnified Parties exceeds $550,000, in which case Buyer shall be liable only for such Indemnifiable Losses in excess of $275,000; and (iii) for an aggregate of such Indemnified Losses or other payments or costs of any kind in excess of $55,000,000, such amount being an absolute cap on Buyer's liability in respect of the representations and warranties set forth in this Agreement or any of the conveyance documents or any officer certificate delivered at the Closing. No claim may be brought on the basis of a breach by Buyer of a covenant or agreement to the extent such covenant or agreement is to be performed by Buyer prior to the Effective Time unless such claim is brought by a Seller Indemnified Party prior to the first anniversary of the Effective Time.

          (c) Any Person entitled to receive indemnification under this Agreement (an "Indemnitee") having a claim under these indemnification
                    ----------
     provisions shall make a good faith effort to recover all losses, damages, costs and expenses from any applicable insurers of the Indemnifying Party under applicable third party insurance policies, including the Applicable Insurance, and including any title insurance with respect to the Substation Property if assigned or available to the Indemnifying Party or the Indemnitee at no cost to the Indemnitee, so as to reduce the amount of any Indemnifiable Loss hereunder. The amount of any Indemnifiable Loss shall be reduced (i) to the extent that the Indemnitee receives, within 90 days of a claim for same, any insurance proceeds from the insurance policies described above with respect to an Indemnifiable Loss; provided that, to the extent the Indemnitee subsequently receives any insurance proceeds from the insurance policies described above with respect to any Indemnifiable Loss after such 90-day period, the Indemnitee will reimburse the indemnifying party to prevent double recovery by the Indemnitee and (ii) to take into account any costs (including fees and disbursements of counsel) or expenses (including increased insurance premiums) incurred in connection with recovering any of the foregoing. Notwithstanding the foregoing, nothing in this Agreement shall require Buyer to recover any proceeds under its third party insurance policies before seeking indemnification under this Article IX, and nothing in this Agreement shall require Buyer to reimburse Seller for any proceeds recovered from Buyer's third party insurance policies.

          (d) The expiration, termination or extinguishment of any representation, warranty, covenant or agreement shall not affect the parties' obligations under this Section 9.2 if the Indemnitee provided the
                                     -----------        ----------
     Person required to provide indemnification under this Agreement (the "Indemnifying Party") with proper notice of the claim or event for which
      ------------------
     indemnification is sought pursuant to Section 9.2.
                                           -----------

          (e) Each party hereto acknowledges and agrees that, except as set forth in Section 9.2(e), if the Closing occurs, the provisions of this
              --------------
     Article IX and Sections 3.1, 3.2, 3.3 and 7.7 represent the exclusive
     ----------     ------------------------------
     remedy of such party with respect to any matter arising under this Agreement; provided, however, that the foregoing shall not limit the right of any such party to seek any equitable remedy available to enforce the rights of such party under this Agreement in accordance with the terms of this Agreement.

          (f) Each party hereto agrees that notwithstanding any provision in this Agreement to the contrary, all parties to this Agreement retain their remedies at law or in equity with respect to fraud of the other parties.

          (g) Any indemnity payment under this Agreement shall be treated for all purposes by both parties as an adjustment to the Purchase Price, unless otherwise required by law.

     9.3 Defense of Claims.
         -----------------

          (a) If any Indemnitee receives notice of the assertion of any claim or of the commencement of any claim, action, or proceeding made or brought by any Person who is not a party to this Agreement or an Affiliate of a party to this Agreement (a "Third Party Claim") with respect to which
                           -----------------
     indemnification is to be sought from an Indemnifying Party, the Indemnitee will give such Indemnifying Party reasonably prompt written notice thereof. Such notice shall describe the nature of the Third Party Claim in reasonable detail and shall indicate the estimated amount, if practicable, of the Indemnifiable Loss that has been or may be sustained by the Indemnitee. The Indemnifying Party will have the right to participate in or, by giving written notice to the Indemnitee, to elect to assume the defense of any Third Party Claim at such Indemnifying Party's own expense and by such Indemnifying Party's own counsel, and the Indemnitee will cooperate in good faith in such defense at such Indemnitee's own expense.

          (b) If within ten (10) days after an Indemnitee provides written notice to the Indemnifying Party of any Third Party Claim the Indemnitee receives written notice from the Indemnifying Party that such Indemnifying Party has elected to assume the defense of such Third Party Claim as provided in the last sentence of Section 9.3(a), the Indemnifying Party
                                      --------------
     will not be liable for any legal expenses subsequently incurred by the Indemnitee in connection with the defense thereof; provided, however, that if the Indemnifying Party fails to take reasonable steps necessary to defend diligently such Third Party Claim within twenty (20) days after receiving notice from the Indemnitee that the Indemnitee believes the Indemnifying Party has failed to take such steps, the Indemnitee may assume its own defense, and the Indemnifying Party will be liable for all reasonable expenses thereof. If there is a conflict of interests between Indemnitee and Indemnifying Party, Indemnitee may elect to be represented by its own counsel at Indemnifying Party's expense. Without the prior written consent of the Indemnitee, the Indemnifying Party will not enter into any settlement of any Third Party Claim that would lead to liability or create any financial or other obligation on the part of the Indemnitee or negatively impact the Ohio T&D Business. If a firm offer is made to settle a Third Party Claim without leading to liability or the creation of a financial or other obligation on the part of the Indemnitee and without any adverse impact on the Ohio T&D Business as owned and operated by Buyer and the Indemnifying Party desires to accept and agree to such offer, the Indemnifying Party may accept and agree to such offer in its sole discretion.

          (c) Any claim by an Indemnitee on account of an Indemnifiable Loss which does not result from a Third Party Claim (a "Direct Claim") will be
                                                        ------------
     asserted by giving the Indemnifying Party reasonably prompt written notice thereof, stating the nature of such claim in reasonable detail and indicating the estimated amount, if practicable. The Indemnifying Party will have a period of thirty (30) calendar days within which to respond to such Direct Claim. If the Indemnifying Party rejects or fails to respond to such claim within such period, the Indemnitee will be free to seek enforcement of its rights to indemnification under this Agreement

          (d) If the amount of any Indemnifiable Loss, at any time subsequent to the making of an indemnity payment in respect thereof, is reduced by recovery, settlement or otherwise under or pursuant to any insurance coverage, or pursuant to any claim, recovery, settlement or payment by or against any other Person, the amount of such reduction, less any costs, expenses or premiums incurred in connection therewith (together with interest thereon from the date of payment thereof at the published prime rate then in effect of Citibank N.A.), will promptly be repaid by the Indemnitee to the Indemnifying Party. Upon making any indemnity payment, the Indemnifying Party will, to the extent of such indemnity payment, be subrogated to all rights of the Indemnitee against any third party in respect of the Indemnifiable Loss to which the indemnity payment relates. Without limiting the generality or effect of any other provision hereof, each such Indemnitee and Indemnifying Party will duly execute upon request all instruments reasonably necessary to evidence and perfect the above-described subrogation and subordination rights, and otherwise cooperate in the prosecution of such claims at the direction of the Indemnifying Party. Nothing in this Section 9.3(d) shall be construed to
                                         --------------
     require any party hereto to obtain or maintain any insurance coverage.

          (e) A failure to give timely notice as provided in this Section 9.3
                                                                  -----------
     will not affect the rights or obligations of any party hereunder except if, and only to the extent that, as a result of such failure, the party that was entitled to receive such notice was actually prejudiced as a result of such failure.

     9.4 Disclaimers.
         -----------

          (a) EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES SET FORTH IN ARTICLE
                                                                         -------
     V, (A) THE ACQUIRED ASSETS AND THE OHIO T&D BUSINESS ARE TRANSFERRED "AS
     -
     IS, WHERE IS," (B) SELLER EXPRESSLY DISCLAIMS ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND OR NATURE, EXPRESS OR IMPLIED, AS TO LIABILITIES, OPERATIONS OF THE ACQUIRED ASSETS OR THE OHIO T&D BUSINESS, AND (C) SELLER SPECIFICALLY DISCLAIMS ANY REPRESENTATION OR WARRANTY OF MERCHANTABILITY, USAGE, SUITABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE WITH RESPECT TO THE ACQUIRED ASSETS OR THE OHIO T&D BUSINESS, OR ANY PART THEREOF, OR AS TO THE WORKMANSHIP THEREOF, OR THE ABSENCE OF ANY DEFECTS THEREIN, WHETHER LATENT OR PATENT. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS AGREEMENT, SELLER FURTHER SPECIFICALLY DISCLAIMS ANY REPRESENTATION OR WARRANTY REGARDING THE ABSENCE OF HAZARDOUS SUBSTANCES OR LIABILITY OR POTENTIAL LIABILITY ARISING UNDER ENVIRONMENTAL LAWS WITH RESPECT TO THE ACQUIRED ASSETS.

          (b) EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES EXPRESSLY SET FORTH IN ARTICLE V, BUYER DISCLAIMS RELIANCE ON ANY REPRESENTATIONS AND
        ---------
     WARRANTIES OR OTHER INFORMATION OR DATA PROVIDED BY OR ON BEHALF OF SELLER DURING BUYER'S INVESTIGATION OF SELLER, EITHER EXPRESS OR IMPLIED, BY OR ON BEHALF OF SELLER OR ITS AFFILIATES OR THEIR REPRESENTATIVES.

                                   ARTICLE X
                           TERMINATION AND ABANDONMENT

     10.1 Termination.
          -----------

          (a) This Agreement may be terminated at any time prior to the Closing Date by mutual written consent of Seller and Buyer.

          (b) This Agreement may be terminated by Seller or Buyer if the Closing contemplated hereby shall have not occurred on or before March 31, 2006 (the "Termination Date"); provided, however, that the right to terminate
           ----------------
     this Agreement pursuant to this Section 10.1(b) shall not be available to
                                     ---------------
     any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Closing to occur on or before such date.

          (c) This Agreement may be terminated by Seller or Buyer if (i) any Seller Required Regulatory Approval listed in Section I of Schedule 5.3(b)
                                                                ---------------
     or Buyer Required Regulatory Approval listed in Section I of Schedule
                                                                  --------
     6.3(b) shall have been denied by a final, non-appealable order, judgment or
     ------
     decree, (ii) one or more federal or state courts of competent jurisdiction in the United States shall have issued an order, judgment or decree permanently restraining, enjoining or otherwise prohibiting the Closing, and such order, judgment or decree shall have become final and non-appealable or (iii) any statute, rule or regulation shall have been enacted by any state or federal government or governmental agency in the United States which prohibits the consummation of the Closing.

          (d) This Agreement may be terminated by Buyer if a breach of any representation, warranty, covenant or agreement on the part of Seller set forth in this Agreement shall have occurred that would cause any condition to the obligations of Buyer to effect the Closing not to be satisfied, and such breach is incapable of being cured or, if capable of being cured, shall not have been cured within 30 days following receipt by Seller of notice of such breach from Buyer. Any decision by Buyer to proceed with Closing despite such breach shall not be deemed to be an amendment to the representations, warranties, covenants or agreements herein.

          (e) This Agreement may be terminated by Seller if a breach of any representation, warranty, covenant or agreement on the part of Buyer set forth in this Agreement shall have occurred that would cause any condition to the obligations of Seller to effect the Closing not to be satisfied, and such breach is incapable of being cured or, if capable of being cured, shall not have been cured within 30 days following receipt by Buyer of notice of such breach from Seller. Any decision by Seller to proceed with Closing despite such breach shall not be deemed to be an amendment to the representations, warranties, covenants or agreements herein.

     10.2 Procedure and Effect of Termination. In the event of termination of
          -----------------------------------
this Agreement and abandonment of the transactions contemplated hereby by one or more of the parties pursuant to Section 10.1, written notice thereof shall
                                ------------
forthwith be given by the terminating party to the other party and this Agreement shall terminate and the transactions contemplated hereby shall be abandoned, without further action by any of the parties hereto. If this Agreement is terminated as provided in this Article X, all filings, applications
                                            ---------
and other submissions made pursuant to this Agreement, to the extent practicable, shall be withdrawn from the agency or other Person to which they were made.

                                   ARTICLE XI
                            MISCELLANEOUS PROVISIONS

     11.1 Amendment and Modification. Subject to applicable Laws, this Agreement
          --------------------------
may be amended, modified or supplemented only by written agreement of Seller and Buyer.

     11.2 Waiver of Compliance; Consents. Any failure of any of the parties to
          --------------------
comply with any obligation, covenant, agreement or condition herein may be waived by the party entitled to the benefits thereof only by a written instrument signed by the party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

     11.3 Notices. All notices and other communications hereunder shall be in
          -------
writing and shall be deemed given if delivered personally or by facsimile transmission (if followed by mail, by overnight courier, or registered or certified mail in the manner described in this Section 11.3), or mailed by
                                               ------------
overnight courier or registered or certified mail (return receipt requested), postage prepaid, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice; provided that notices of a change of address shall be effective only upon receipt thereof):

                    (a) If to Seller, to:

                        Monongahela Power Company
                        800 Cabin Hill Drive
                        Greensburg, Pennsylvania 15601
                        Facsimile:  (724) 838-6797
                        Attention:  Kathryn Patton

                        with a copy to:

                        Allegheny Power
                        800 Cabin Hill Drive
                        Greensburg, Pennsylvania 15601
                        Facsimile: (724) 853-4216
                        Attention:  Joseph Richardson

                        and

                        Vinson & Elkins L.L.P.
                        2300 First City Tower
                        1001 Fannin
                        Houston, Texas  77002
                        Facsimile: (713) 615-5085
                        Attention:  Keith R. Fullenweider

                    (b) If to Buyer, to: Columbus Southern Power
                        Company 1 Riverside Plaza Columbus, Ohio
                        43215 Facsimile: (614) 716-2807 Attention:
                        Stephen P. Smith

                        with a copy to:

                        American Electric Power Service Corporation
                        1 Riverside Plaza
                        Columbus, Ohio 43215
                        Facsimile:  (614) 716-2014
                        Attention:  John W. Seidensticker, Senior Counsel

                        and:

                        Squire, Sanders & Dempsey L.L.P.
                        4900 Key Tower

                        127 Public Square
                        Cleveland, Ohio 44114
                        Facsimile: (216) 479-8780
                        Attention:  Dynda A. Thomas

All such notices and other communications hereunder shall be deemed to have been received (i) if by personal delivery, on the day delivered, (ii) if by facsimile, on the day such facsimile is confirmed as received by the receiving facsimile machine (provided that a copy is also sent by overnight courier or registered or certified mail), (iii) if by overnight courier, on the first business day following the day on which the notice or other communication was sent, and (iv) if by registered or certified mail, on the third day after registration or certification of such notice or other communication.

     11.4 Assignment. This Agreement and all of the provisions hereof shall be
          ----------
binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any party hereto, including by operation of law without the prior written consent of the other party; provided, however, that Buyer may, at any time after the Closing, without the prior written consent of Seller but subject to any required regulatory approvals and applicable Laws, assign its rights, interests and obligations hereunder to any of its Affiliates.

     11.5 Rights Under This Agreement; No Third Party Beneficiaries. This
          ---------------------------------------------------------
Agreement shall be binding upon and insure solely to the benefit of the parties hereto. Except as provided in Section 9.2, this Agreement is not intended to
                              -----------
confer upon any Person other than the parties hereto any rights hereunder. Without limiting the foregoing, no provision of this Agreement shall create any third party beneficiary rights in any employee or former employee of Seller or any of its Affiliates (including any beneficiary or dependent thereof) in respect of continued employment or resumed employment, and no provision of this Agreement shall create any rights in any such Persons in respect of any benefits that may be provided, directly or indirectly, under any employee benefit plan or arrangement.

     11.6 Governing Law. This Agreement shall be governed by and construed in
          -------------
accordance with the laws of the State of Ohio as to all matters, including but not limited to matters of validity, construction, effect, performance and remedies.

     11.7 Counterparts. This Agreement may be executed in two or more
          ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     11.8 Interpretation; Construction.
          ----------------------------

          (a) When a reference is made in this Agreement to a Section or an Article, such reference shall be to a Section or Article of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Unless the context otherwise requires, as used in this Agreement: (a) an accounting term not otherwise defined has the meaning ascribed to it in accordance with GAAP;

     (b) "or" is not exclusive; (c) "include," "includes," or "including" means "including, without limitation;" (d) words in the plural include the singular; and (e) the terms "hereof," "herein," "hereby," "hereto" and derivative or similar words refer to this entire Agreement.

          (b) The parties have participated jointly in the negotiation and drafting of this Agreement. In the event that an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

     11.9 Schedules and Exhibits. All Exhibits and Schedules referred to herein
          ----------------------
are intended to be and hereby are specifically made a part of this Agreement. The Seller disclosure schedules are collectively referred to herein as the "Disclosure Schedules." The Disclosure Schedules constitute an integral part of this Agreement and modify the respective representations, warranties, covenants or agreements of Seller contained herein. Items set forth in any Disclosure Schedule shall be deemed to have been disclosed in each other Disclosure Schedule to which the information disclosed therein is responsive or applicable to the extent that it is reasonably apparent on the face of the disclosure that such disclosure is responsive or applicable thereto. The inclusion of an item does not necessarily mean, and should not be construed as an admission, that the item included will have, or is or would reasonably be expected to have, a Material Adverse Effect or otherwise is material to Seller or the relevant Section of the Agreement; Seller in many instances is disclosing more information than the Agreement requires.

     11.10 Entire Agreement. This Agreement, the Confidentiality Agreement, the
           ----------------
Related Agreements including the Exhibits, Schedules, Disclosure Schedules, documents, certificates and instruments referred to herein or therein, embody the entire agreement and understanding of the parties hereto in respect of the transactions contemplated by this Agreement. There are no restrictions, promises, representations, warranties, covenants or undertakings, other than those expressly set forth or referred to herein or therein. It is expressly acknowledged and agreed that there are no restrictions, promises, representations, warranties, covenants or undertakings contained in any material made available to Buyer pursuant to the terms of the Confidentiality Agreement (including the Information Memoranda dated June 2004 and March 2005 previously made available to Buyer by Seller). This Agreement, the Confidentiality Agreement and the Related Agreements supersede all prior agreements and understandings, whether written or oral, between the parties with respect to such transactions other than the Confidentiality Agreement.

11.11 Arbitration. Except as provided in Section 3.2, this Section shall apply
      -----------                        -----------
to any dispute, claim, or controversy arising out of or relating to this Agreement (a "Dispute").
              -------

In the event of a Dispute, the party alleging such Dispute shall provide written notice thereof to the other party. The parties shall negotiate in good faith to resolve the Dispute for a period of up to thirty (30) days from the date of the written notice. If the parties do not resolve the Dispute within such thirty
(30) day period, then upon written notice by either party the Dispute shall be determined as provided herein by binding arbitration administered by the American Arbitration Association ("AAA") under its Commercial Arbitration Rules,
                                   ---
and judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. One arbitrator shall be selected from the AAA's Roster of Neutrals using the AAA's listing process; provided that he/she shall be a member of the bar of the District of Columbia or of a state of the United States and shall have actively engaged in the practice of law for at least fifteen (15) years. The parties shall return their respective strikes and preferences to the AAA within twenty (20) days of receipt of the list. If a party fails to timely return its strikes and preferences, an arbitrator will be invited to serve based solely on the strikes and preferences timely provided by the other party. All proceedings in arbitration, including all conferences and hearings, will be held in Washington, D.C. unless otherwise agreed between the parties. Consistent with the expedited nature of arbitration, each party will, upon the written request of the other party, promptly provide the other with copies of documents on which the producing party intends to rely in support of or in opposition to any disputed item. Any dispute regarding discovery, or the relevance or scope thereof, shall be determined by the arbitrator, which determination shall be conclusive. At the request of a party, the arbitrator shall have the discretion to order examination by deposition of witnesses to the extent the arbitrator deems such additional discovery relevant and appropriate. All objections are reserved for the arbitration hearing except for objections based on privilege and proprietary or confidential information. All discovery shall be conducted in accordance with the AAA rules of procedure. A schedule for completing discovery shall be agreed to between the parties within twenty-one
(21) days of the appointment of the arbitrator and submitted to the arbitrator for his/her approval. In the event the parties are unable to agree to a schedule for completing discovery, they shall each submit their discovery proposals to the arbitrator within thirty (30) days of his/her appointment. The arbitrator shall issue a discovery scheduling order within ten (10) days after the parties submit their competing proposals. All discovery shall be completed within one hundred eighty (180) days following the appointment of the arbitrator. Hearing on the merits will be scheduled by the arbitrator on not less than thirty (30) days' notice to each party. The arbitrator shall award to the prevailing party, if any, as determined by the arbitrator, all of the prevailing party's costs and fees. "Costs and fees" mean all reasonable pre-award expenses of the arbitration, including the arbitrator's fees, administrative fees, travel expenses, out-of-pocket expenses such as copying and telephone, court costs, witness fees, and attorneys' fees. The award shall be in writing, shall be accompanied by a reasoned opinion, and shall be signed by the arbitrator.

The submission of any dispute to Arbitration shall not impair any party's right to seek or obtain from a court of competent jurisdiction a temporary restraining order and other preliminary injunctive relief to preserve the status quo or to seek or obtain another available extraordinary remedy while any such Arbitration is pending or is being appealed or reviewed. Any such action seeking temporary or preliminary equitable relief must be filed in a court of competent jurisdiction located within Franklin County, Ohio and each party expressly submits to personal jurisdiction of any such court located within Franklin County, Ohio.

     11.12 Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY
           --------------------
WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE RELATED AGREEMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

     IN WITNESS WHEREOF, Seller and Buyer have caused this agreement to be signed by their respective duly authorized officers as of the date first above written.

                                     MONONGAHELA POWER COMPANY



                                     By:
                                        ----------------------------------------
                                        Name:
                                        Title:



                                     COLUMBUS SOUTHERN POWER COMPANY



                                     By:
                                        ----------------------------------------
                                        Name:
                                        Title:

                                                                       EXHIBIT A

                                   DEFINITIONS

     (a) As used in this Agreement, the following terms have the meanings specified in this Exhibit A. Cross-references to definitions of capitalized
                  ---------
terms used in this Agreement but not defined in this subsection (a) appear in subsection (b) of this Exhibit A.
                       ---------

          (1) "Accounts Payable" means the accounts payable of the Ohio T&D
               ----------------
     Business determined in accordance with generally accepted accounting principles in the United States.

          (2) "AEPS-AEP Interconnections" means all of the interconnections
               -------------------------
     between Seller's transmission and distribution systems and the Transferred Facilities as well as all interconnections between Seller's transmission systems and the transmission systems of Buyer and its Affiliates.

          (3) "Affiliate" has the meaning set forth in Rule 12b-2 under the
               ---------
     Exchange Act.

          (4) "Agreement" has the meaning set forth in the Preamble.
               ---------

          (5) "Allegheny's PJM Load Zone" has the meaning ascribed to such term
               -------------------------
     in the form of Power Sales Agreement attached hereto, as modified by the final executed and delivered Power Sales Agreement.

          (6) "Applicable Insurance" means the AEGIS Excess Liability Insurance
               --------------------
     Policy (Policy No. X0195A1A05), or if the Closing occurs after January 31, 2006, the renewal of such policy on substantially the same coverages, terms and conditions, in either case, as modified by the discovery clause endorsement contemplated by Section 7.10(e).

          (7) "Assignment and Assumption Agreement" means the Assignment and
               -----------------------------------
     Assumption Agreement to be executed at Closing by Buyer and Seller, substantially in the form of Exhibit D hereto.
                                  ---------

          (8) "Auction Revenue Rights" has the meaning ascribed to such term in
               ----------------------
     the form of Power Sales Agreement attached hereto, as modified by the final executed and delivered Power Sales Agreement.

          (9) "Business Day" means any day other than Saturday, Sunday and any
               ------------
     day that is a legal holiday or a day that banking institutions in the City of New York, New York are authorized by law or other governmental action to close.

          (10) "Buyer" has the meaning set forth in the Preamble.
                -----

          (11) "Buyer Material Adverse Effect" means an event, change or
                -----------------------------
     circumstance that is reasonably likely to materially adversely affect (A) the ability of Buyer (or its Affiliates) to consummate the transactions contemplated by this Agreement or the Related Agreements, (B) directly or indirectly prevent or materially impair or delay the ability of Buyer (or its Affiliates) to perform their obligations hereunder, or (C) Buyer or any of its Affiliates.

          (12) "Buyer Representatives" means Buyer's and its Affiliates'
                ---------------------
     accountants, employees, counsel, environmental consultants, financial advisors and other authorized representatives.

          (13) "CERCLA" means the Federal Comprehensive Environmental Response,
                ------
     Compensation, and Liability Act of 1980 and any amendments thereto.

          (14) "Code" means the Internal Revenue Code of 1986, as amended.
                ----

          (15) "Confidentiality Agreement" means the Amended and Restated
                -------------------------
     Confidentiality Agreement, dated July 9, 2004, by and between Allegheny and American Electric Power Company, Inc.

          (16) "Contract" means any contract (written or oral), agreement,
                --------
     obligation, commitment, note, bond, license, mortgage, indenture, lease or other instrument.

          (17) "CRR" has the meaning ascribed to such term in the form of Power
                ---
     Sales Agreement attached hereto, as modified by the final executed and delivered Power Sales Agreement.

          (18) "Current Assets" means all current assets as allocated to Buyer
                --------------
     on Schedule 5.5 (excluding all Taxes (pre-paid or other)) currently used by
        ------------
     Seller in the Ohio T&D Business from the records and consolidated financial statements of the Seller and based upon amounts derived from the records of the Seller that have been maintained in accordance with GAAP and the FERC's Uniform System of Accounts.

          (19) "Current Liabilities" means all current liabilities as allocated
                -------------------
     to Buyer on Schedule 5.5 (but excluding all Taxes) relating to or arising
                 ------------
     out of the Acquired Assets, including deferred income and liabilities in respect of consideration received for services not yet fully performed, from the records and consolidated financial statements of the Seller and based upon amounts derived from the records of the Seller that have been maintained in accordance with GAAP and the FERC's Uniform System of Accounts.

          (20) "Designated Vehicles" means those vehicles listed on Schedule
                -------------------                                 --------
     A(20) that Buyer intends for its designee to acquire.
     -----

          (21) "Easements" means all easements, rights of way, prescriptive
                ---------
     rights, railroad crossing agreements, stream and river crossing agreements, road and highway crossing agreements and other ways of necessity, and other similar real property grants, including those granted under permits whether or not of record.

          (22) "Eastern Prevailing Time" means Eastern Standard Time or Daylight
                -----------------------
     Savings Time, whichever is in effect on any particular date.

          (23) "Encumbrances" means any mortgages, pledges, liens, security
                ------------
     interests, conditional and/or installment sale agreements, options, purchase rights, preferential rights to lease or purchase, activity and use restrictions and limitations, mechanics' and materialmen's liens, Easements, and other similar encumbrances.

          (24) "Environmental Laws" means all Laws relating to (a) pollution or
                ------------------
     protection of the environment (including, without limitation, ambient air, surface water, groundwater, land, surface and subsurface strata); (b) any Release or threatened Release of, or any exposure of any person or property to, any Hazardous Substance; (c) the manufacture, processing, distribution, use, treatment, storage, transport or handling of any Hazardous Substance;
     (d) the protection of human health and safety, including that of employees in the workplace; or (e) the setting or maintenance of high-voltage transmission lines, distribution lines, poles and other ancillary equipment, including transformers, substation equipment and switchyard equipment. Environmental Laws shall include but not be limited to, the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. ss. 9601, et seq., the Clean Water Act, 33 U.S.C. ss. 1251, et seq., the Resource Conversation and Recovery Act, 42 U.S.C. ss. 6901, et seq., and the Toxic Substances Control Act, 15 U.S.C. ss. 2601, et seq. and implementing regulations of each of the foregoing.

          (25) "ERISA" means the Employee Retirement Income Security Act of
                -----
     1974, as amended.

          (26) "Exchange Act" means the Securities Exchange Act of 1934, as
                ------------
     amended, and the rules and regulations promulgated thereunder.

          (27) "FERC" means the Federal Energy Regulatory Commission or any
                ----
     successor agency thereto.

          (28) "Final Order" means a judgment, order or decree of the relevant
                -----------
     Governmental Entity that has not been reversed, stayed, set aside, annulled or suspended, with respect to which any waiting period prescribed by applicable Laws before the transactions contemplated hereby or in the Related Agreements may be consummated has expired (but without the requirement for expiration of any applicable rehearing period), and as to which all conditions to the consummation of such transactions prescribed by applicable Laws have been satisfied.

          (29) "Financial Transmission Rights" has the meaning ascribed to such
                -----------------------------
     term in the form of Power Sales Agreement attached hereto, as modified by the final executed and delivered Power Sales Agreement.

          (30) "FIRPTA Affidavit" means the Foreign Investment in Real Property
                ----------------
     Tax Act Certification and Affidavit substantially in the form of Exhibit E hereto.

          (31) "GAAP" means Generally Accepted Accounting Principles for
                ----
     financial reporting as in effect as of the Effective Time in the United States, applied on a consistent basis.

          (32) "Good Utility Practices" means any practices, methods, standards,
                ----------------------
     guides, or acts, as applicable, that (a) are generally accepted in the region during the relevant time period for use in the electricity transmission and distribution industry, (b) are commonly used in prudent electricity transmission and distribution engineering, construction, project management and operations, and (c) would be expected if the Ohio T&D Business is to be conducted at a reasonable cost in a manner consistent with Laws applicable to the Ohio T&D Business; standards promulgated by PJM and the North American Electric Reliability Council; and the objectives of reliability, safety, environmental protection, economy and expediency. Good Utility Practices are intended to be acceptable practices, methods, or acts generally accepted in the region, and are not intended to be limited to the optimum practices, methods, or acts to the exclusion of all others.

          (33) "Governmental Entity" means any federal, state or local
                -------------------
     governmental or regulatory authority, agency, commission, body or other governmental entity of the United States, other than the Internal Revenue Service or any state or local taxing authority.

          (34) "Grandfathered Contracts" means the contracts that are listed on
                -----------------------
     Schedule A(33).

          (35) "Hazardous Substance" means any substance regulated or as to
                -------------------
     which liability might arise under any applicable Environmental Law including any hazardous substance listed in 40 C.F.R. ss. 302.4, petroleum products, petroleum hydrocarbons, asbestos or polychlorinated biphenyls and any other chemical, material or substance defined as or included in the definition of "hazardous substance," "hazardous waste," "toxic waste," "hazardous material," "extremely hazardous substance," "toxic substance," "contaminant" or "pollutant" or words of similar meaning or import found in any applicable Environmental Law.

          (36) "Holding Company Act" means the Public Utility Holding Company
                -------------------
     Act of 1935, as amended.

          (37) "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act
                -------
     of 1976, as amended.

          (38) "Income Tax" means any federal, state, local or foreign Tax (a)
                ----------
     based upon, measured by or calculated with respect to net income, profits or receipts (including capital gains Taxes and minimum Taxes) or (b) based upon, measured by or calculated with respect to multiple bases (including corporate franchise taxes) if one or more of the bases on which such Tax may be based, measured by or calculated with respect to, is described in clause (a), in each case together with any interest, penalties, or additions to such Tax.

          (39) "Independent Accounting Firm" means an independent accounting
                ---------------------------
     firm of national reputation mutually appointed by Seller and Buyer but excluding Seller's and Buyer's own independent accounting firms. Prior to the selection of an Independent Accounting Firm, Seller and Buyer shall provide to each other details as to compensation paid to such Independent Accounting Firm and reasonably expected to be paid to such Independent Accounting Firm along with a description of the nature of the services provided or to be provided for the prior two-year period and upcoming one-year period.

          (40) "Intellectual Property" means all patents, copyrights,
                ---------------------
     trademarks, trade names, mask works, service marks, service names, logos, domain names, technology, know-how, processes, trade secrets, inventions, proprietary data, formulas, research and development data, databases, computer software programs developed or designed by Buyer and any other intellectual property as provided by applicable law, and any registrations or applications for the same and all goodwill associated therewith.

          (41) "Inventories" means materials, spare parts, consumable supplies,
                -----------
     fuel supplies and chemical inventories.

          (42) "Laws" means all federal, state or local laws, statutes,
                ----
     ordinances, rules, regulations, judgments, orders, injunctions, decrees, arbitration awards, legally enforceable requirements of any Governmental Entity (including any taxing authority that may not otherwise be treated as a Governmental Entity for purposes of this Agreement) or the common law, in each case, as in effect at the Effective Time.

          (43) "Lease Agreement" means the Lease Agreement to be executed at the
                ---------------
     Closing by Buyer and Seller, substantially in the form of Exhibit F hereto.

          (44) "Liabilities" means any debts, liabilities, commitments or
                -----------
     obligations of any kind, character or nature whatsoever.

          (45) "LSE" shall have the meaning set forth in the PJM Agreements.
                ---

          (46) "Material Adverse Effect" means a material adverse change in, or
                -----------------------
     effect on, the business, assets, liabilities, condition (financial or otherwise) or results of operations of the Ohio T&D Business taken as a whole, or that prevents, would prevent, or materially impairs or delays or would impair or delay the ability of Seller to perform its obligations hereunder, other than any such change or effect that arises from or is attributable to (a) entering into this Agreement or the announcement of the transactions contemplated hereby, (b) changes in applicable Laws, regional transmission organization policies, procedures or rules or reliability standards, (c) general conditions in the national, regional or state electric utility industry or in wholesale or retail markets or prices for electric power or fuel, (d) changes or developments in financial or securities markets, interest rates or the economy in general, (e) the outbreak or escalation of hostilities or the declaration by the United States of a national emergency or war, or (f) acts of terrorism, other than acts materially damaging the Seller's facilities in Ohio.

          (47) "Net Book Value of the Acquired Assets" means the net book value
                -------------------------------------
     of the Acquired Assets less the Assumed Obligations specified on Schedule
                                                                      --------
     5.5. Other than the Assumed Obligations specified on Schedule 5.5, the Net
     ---                                                  ------------
     Book Value of the Acquired Assets will not be adjusted for other Assumed Obligations.

          (48) "Ohio Commission" means the Public Utilities Commission of Ohio.
                ---------------

          (49) "Ohio T&D Business" has the meaning set forth in the Recitals.
                -----------------

          (50) "Order" means any award, decision, injunction, judgment, order,
                -----
     consent order, writ, decree, consent decree, ruling, subpoena, or verdict entered, issued, made or rendered by any court, administrative agency, other Governmental Entity, or arbitrator, each of which possesses competent jurisdiction.

          (51) "Parallel Flow" means the power that enters the transmission
                -------------
     system of an interconnected non-affiliate transmission system before reaching consumers.

          (52) "Permits" means all permits, subdivision approvals, variances,
                -------
     licenses, other authorizations (excluding franchise agreements or similar authorizations to serve municipalities), consents and approvals issued by a Governmental Entity under Environmental Laws or other Laws.

          (53) "Permitted Encumbrances" means
                ----------------------

               (a) statutory liens for current Taxes or assessments not yet due and delinquent or the validity of which is being contested in good faith by appropriate proceedings and for which adequate reserves have been established;

               (b) mechanics', carriers', workers', repairers' and other similar liens arising or incurred in the ordinary course of business relating to obligations as to which there is no allegation of default on the part of Seller, or the validity of which are being contested in good faith by appropriate proceedings;

               (c) with respect to any Owned Real Property, Transferred Easement or other possessory interest of Seller in real property, all Encumbrances that do not or would not interfere in any material respect with the operation of such Owned Real Property, Transferred Easement or other possessory interest of Seller in real property;

               (d) Encumbrances securing the payment or performance of any of the Assumed Obligations and Encumbrances released or terminated on or before the Closing;

               (e) all applicable zoning ordinances and land use restrictions of a Governmental Entity, in effect as of the date of this Agreement and all changes to or new adoptions of zoning ordinances and land use restrictions prior to the Effective Time that do not materially interfere with the operation of that portion of the Ohio T&D Business conducted on such Owned Real Property or the Ohio T&D Business as a whole;

               (f) such matters shown on surveys obtained by, and acceptable to, Buyer or, if a survey is not obtained by Buyer, as an accurate survey would show; and

               (g) the terms and provisions of any deed, assignment or other conveyance document by which any Owned Real Property has been conveyed or otherwise transferred prior to the date hereof, to the extent such Owned Real Property has been conveyed or otherwise transferred prior to the date hereof.

          (54) "Person" means an individual, a partnership, a limited liability
                ------
     company, a joint venture, a corporation, a trust, an unincorporated organization and a governmental entity or a department or agency thereof.

          (55) "PJM" means PJM Interconnection, LLC or any successor
                ---
     organization thereto.

          (56) "PJM Agreements" has the meaning ascribed to such term in the
                --------------
     form of Power Sales Agreement attached hereto, as modified by the final executed and delivered Power Sales Agreement.

          (57) "Property Taxes" means any generally applicable Tax imposed based
                --------------
     on the ownership of real or personal property.

          (58) "Property Tax Year" means the "Tax Year" under Ohio Revised Code
                -----------------
     section 5727.231(A)(2). For example: for the lien date of December 31, 2004, as applied to utility property in Ohio, the Property Tax Year would be the calendar year 2005.

          (59) "Power Sales Agreement" means that certain Power Sales Agreement
                ---------------------
     to be executed by Seller and Buyer at Closing, substantially in the form attached hereto as Exhibit G.
                        ---------

          (60) "Regulatory Asset" means Seller's regulatory assets relating to
                ----------------
     the Ohio T&D Business as derived from the records of Seller that have been maintained in accordance with GAAP and the FERC's Uniform System of Accounts as reflected on Schedule 5.5.
                              ------------

          (61) "Regulatory Liability" means Seller's regulatory liabilities
                --------------------
     relating to the Ohio T&D Business as derived from the records of Seller that have been maintained in accordance with GAAP and the FERC's Uniform System of Accounts as reflected on Schedule 5.5.
                                        ------------

          (62) "Related Agreements" means the Transition Services Agreement, the
                ------------------
     limited warranty deeds conveying the Owned Real Property in the form of Exhibit H, the assignments transferring the Transferred Easements in the
     ---------
     form of Exhibit I, the Power Sales Agreement, the Assignment and Assumption
             ---------
     Agreement, the Lease Agreement, the Tower Lease Agreement in the form of Exhibit K, and the FIRPTA Affidavit.
     ---------

          (63) "Release" means any release, spill, leak, discharge, disposal of,
                -------
     pumping, pouring, emitting, emptying, injecting, leaching, dumping or migrating.

          (64) "Retained Accounts Receivable" means the following accounts
                ----------------------------
     receivable from the records and consolidated financial statements of the Seller and based upon amounts derived from the records of the Seller that have been maintained in accordance with GAAP and the FERC's Uniform System of Accounts: (i) all billed accounts receivable, (ii) all unbilled accounts receivable to the top twenty customers of the Ohio T&D Business listed on Schedule A(64) and (iii) any other accounts receivable not included in the
     --------------
     definition of Transferred Accounts Receivable.

          (65) "Retained Allowance" means Seller's allowance for uncollectible
                ------------------
     accounts related to the Ohio T&D Business less the Transferred Allowance.

          (66) "Sales Taxes" means sales, use, value added, excise and other
                -----------
     similar Taxes applicable to the transfer of personal property, if any, that may be imposed upon, or payable, collectible or incurred in connection with or as a result of the transfer of the Acquired Assets to Buyer.

          (67) "SEC" means the Securities and Exchange Commission.
                ---

          (68) "Securities Act" means the Securities Act of 1933, as amended,
                --------------
     and the rules and regulations promulgated thereunder.

          (69) "Seller" has the meaning given in the Preamble.
                ------

          (70) "Seller PPA Agreements" means the contracts that are listed on
                ---------------------
     Schedule A(68).
     --------------

          (71) "Seller's Representatives" means Seller's accountants, employees,
                ------------------------
     counsel, environmental consultants, financial advisors and other authorized representatives.

          (72) "Subsidiary" when used in reference to any Person, means any
                ----------
     entity of which outstanding securities having ordinary voting power to elect a majority of the Board of Directors, or other Persons performing similar functions, of such entity are owned directly or indirectly by such Person.

          (73) "Tax Return" means any return, report, information return,
                ----------
     declaration, certificate, or other document (including any related or supporting information) required to be filed with any taxing authority with respect to Taxes.

          (74) "Tax" or "Taxes" (i) Any federal, state, local, or foreign
                ---      -----
     income, gross receipts, value added, windfall or other profits, alternative or add-on minimum, estimated, franchise, profits, sales, use, real property, personal property, ad valorem, vehicle, airplane, boat, license, payroll, employment, workers' compensation, unemployment compensation, withholding, social security, disability, excise, severance, stamp, occupation, premium, environmental (including taxes under Code section
     59A), customs duties, import fees, capital stock transfer, title, documentary, or registration, or other tax, duty, or impost of any kind whatsoever, whether disputed or not. "Taxes" includes (ii) any liability
                                           -----
     for the payment of any amounts described in clause (i) above as a result of being a member of an affiliated, consolidated, combined, or unitary group for any taxable period, (iii) any liability for the payment of any amount described in clause (i) above as a result of being a Person required to withhold or collect Taxes imposed on another Person, (iv) any liability for the payment of any amount described in clause (i), (ii) or (iii) above as a result of being a transferee of, or successor in interest to, any Person or as a result of an express or implied obligation to indemnify any Person, and (v) any and all interest, penalties, additions to tax, or additional amounts imposed in connection with or with respect to any amount described in clauses (i) through (iv) of this definition.

          (75) "Transfer Taxes" shall mean all applicable real estate transfer,
                --------------
     stamp, conveyance and other similar Taxes related to the transfer of real property that may be imposed upon, or payable, collectible or incurred in connection with the transfer of the Acquired Assets to Buyer.

          (76) "Transferred Accounts Receivables" means the following accounts
                --------------------------------
     receivable from the records and consolidated financial statements of the Seller and based upon amounts derived from the records of the Seller that have been maintained in accordance with GAAP and the FERC's Uniform System of Accounts: all unbilled accounts receivable from customers of the Ohio T&D Business other than those customers listed on Schedule A(64).
                                                       --------------

          (77) "Transferred Allowance" means two and one-half percent (2 1/2%)
                ---------------------
     of the amount of the Transferred Accounts Receivables.

          (78) "Transferred Facilities" means the Ohio portion of Seller's
                ----------------------
     transmission and distribution systems to be transferred to Buyer pursuant to this Agreement.

          (79) "Transferred Load" means the customers in Seller's certified
                ----------------
     service territory in the State of Ohio.

          (80) "Transferring Employee Records" means all personnel files related
                -----------------------------
     to the Transferring Employees to the extent such files pertain to (i) seniority histories and (ii) salary and benefit information.

          (81) "Transition Services Agreement" means the Transition Services
                -----------------------------
     Agreement to be executed by Seller and Buyer at Closing, substantially in the form of Exhibit J.
                 ---------

          (82) "Transmission" means those facilities owned or used by Seller
                ------------
     that (i) are located within the state of Ohio, (ii) are within PJM Interconnection, Inc., and (iii) meet the definition of transmission facilities pursuant to the FERC's Uniform System of Accounts or have been classified as transmission facilities in a ruling by FERC addressing such facilities.

     (b) Each of the following terms has the meaning specified in the Section set forth opposite such term:

         Term                                             Section
         ----                                             -------

         AAA                                              11.11
         Allegheny                                        5.9
         Acquired Assets                                  2.1
         Acquired Intellectual Property                   2.1(o)
         Agreement                                        Intro Paragraph
         Allocation                                       3.3
         Applicable Rate                                  3.2(d)
         Assumed Obligations                              2.3
         Bankruptcy and Equity Exception                  5.2
         Benefit Plans                                    5.13(a)
         Benefits Continuation Period                     7.8(b)
         Buyer                                            Intro Paragraph
         Buyer Benefit Plans                              7.8(d)
         Buyer Indemnified Parties                        9.2(a)
         Buyer Required Regulatory Approvals              6.3(b)
         Closing                                          4.1
         Closing Date                                     4.1
         Closing Employees                                5.12(a)
         Closing Statement                                3.2(a)
         Closing Statement Review Period                  3.2(b)
         Costs and fees                                   11.11
         Current Employees                                5.12(a)
         De Minimis Loss                                  9.2(a)
         Direct Claim                                     9.3(c)
         Disclosure Schedules                             11.9
         Dispute                                          11.11
         DOJ                                              7.3(b)
         Easement Substations                             2.1(d)
         Effective Time                                   4.1
         Employees                                        5.12(a)
         Entitled Party                                   7.4(b)
         ERISA Affiliate                                  5.13(c)
         Excluded Assets                                  2.2
         Final Amount                                     3.2(c)
         FTC                                              7.3(b)
         Hire Date                                        7.8(c)
         Indemnifiable Loss                               9.2(a)
         Indemnifying Party                               9.2(d)
         Indemnitee                                       9.2(c)
         Independent Accounting Firm Closing Statement
           Determination                                  3.2(b)
         Independent Accounting Firm Partner              3.2(b)

         Term                                             Section
         ----                                             -------

         Interim Period                                   7.10(a)
         Ohio Regulatory Filing                           7.3(d)
         Ohio T&D Business                                Recitals
         Owned Real Property                              2.1(a)
         Other Benefit Arrangements                       5.13(d)
         Post-Closing Allocation                          3.3
         Purchase Price                                   3.1(b)
         Purchase Price Certificate                       3.1(c)
         Prior Welfare Plans                              7.8(c)
         Qualifying Claim                                 7.10(a)
         Receiving Party                                  7.4(b)
         Replacement Welfare Plans                        7.8(c)
         Retained Intellectual Property                   2.2(g)
         Retained Obligations                             2.4
         Seller                                           Intro Paragraph
         Seller Indemnified Parties                       9.2(b)
         Seller Required Regulatory Approvals             5.3(b)
         Seller SEC Reports                               5.4(a)
         Seller Third-Party Consents                      5.3(a)
         Shared Contracts                                 2.2(p)
         Statement of Net Book Value of the Acquired      5.5
            Assets
         Substation Property                              2.1(d)
         Tangible Personal Property                       2.1(f)
         Tangible Personal Property Leases                2.1(i)
         Tax Audit                                        7.7(e)
         Termination Date                                 10.1(b)
         Third Party Claim                                9.3(a)
         Transfer Consents                                7.3(e)
         Transferred Contracts                            2.1(g)
         Transferred Easements                            2.1(c)
         Transferred Lines                                2.1(b)
         Transferring Employees                           7.8(a)

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                                       K-1